                                                                      EXHIBIT 36

                          AGREEMENT AND PLAN OF MERGER

                                 BY AND BETWEEN

                      NATIONWIDE MUTUAL INSURANCE COMPANY

                                      AND

                        ALLIED MUTUAL INSURANCE COMPANY

                            DATED AS OF JUNE 3, 1998

                                TABLE OF CONTENTS
                                -----------------

                                                                             Page
                                                                             ----

                                 ARTICLE I
                                DEFINITIONS..................................   1

Section 1.1      Definitions.................................................   1

                                ARTICLE II
                                THE MERGER...................................  11

Section 2.1      The Merger..................................................  11
Section 2.2      Closing.....................................................  12
Section 2.3      Effective Time..............................................  12
Section 2.4      Articles of Incorporation and By-Laws of the Surviving
                 Company.....................................................  13
Section 2.5      Board of Directors and Officers.............................  13
Section 2.6      Effect of Merger on Allied Members..........................  13
Section 2.7      Policyholder Dividend.......................................  13

                                  ARTICLE III
                                RELATED MATTERS..............................  14

Section 3.1      Member Approvals............................................  14

                                  ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF ALLIED..................  15

Section 4.1      Organization and Qualification..............................  15
Section 4.2      Capitalization of Allied Subsidiaries.......................  16
Section 4.3      Authority Relative to this Agreement........................  17
Section 4.4      No Violation; Governmental Filings..........................  17
Section 4.5      SAP Statements..............................................  18
Section 4.6      Reserves....................................................  19
Section 4.7      Absence of Certain Changes or Events........................  19
Section 4.8      No Undisclosed Liabilities..................................  20
Section 4.9      Litigation..................................................  20
Section 4.10     Compliance with Law.........................................  20
Section 4.11     Assets......................................................  21
Section 4.12     Environmental Matters.......................................  22
Section 4.13     Contracts...................................................  23
Section 4.14     Insurance Issued by Allied..................................  25

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                                                                             ----
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Section 4.15     Cancellations...............................................  27
Section 4.16     Operations Insurance........................................  27
Section 4.17     Taxes and Tax Returns.......................................  27
Section 4.18     Employees and Benefit Plans.................................  29
Section 4.19     Intellectual Property.......................................  29
Section 4.20     Rating Agencies.............................................  29
Section 4.21     Investment Company..........................................  29
Section 4.22     Brokers or Finders..........................................  30
Section 4.23     No Other Representations or Warranties......................  30
Section 4.24     Limitation on Nationwide's Representations..................  30

                                ARTICLE V
                  REPRESENTATIONS AND WARRANTIES OF NATIONWIDE...............  30

Section 5.1      Organization and Qualification..............................  30
Section 5.2      Authority Relative to this Agreement........................  31
Section 5.3      No Violation; Government Filings............................  31
Section 5.4      SAP Statements..............................................  32
Section 5.5      GAAP Statements.............................................  33
Section 5.6      Absence of Certain Changes or Events........................  33
Section 5.7      No Undisclosed Liabilities..................................  34
Section 5.8      Litigation..................................................  34
Section 5.9      Compliance with Law.........................................  34
Section 5.10     Insurance Issued by Nationwide Insurers.....................  35

                                ARTICLE VI
                            CERTAIN COVENANTS................................  35

Section 6.1      Allied Conduct of Business Pending the Merger...............  35
Section 6.2      Nationwide Conduct of Business Pending the Merger...........  40
Section 6.3      Reasonable Efforts..........................................  41
Section 6.4      Access and Information......................................  42
Section 6.5      Notice of Proceedings.......................................  42
Section 6.6      Notification of Certain Other Matters.......................  42
Section 6.7      Indemnification.............................................  43
Section 6.8      Transfer Taxes..............................................  44
Section 6.9      Acquisition Proposals.......................................  44
Section 6.10     Litigation..................................................  45
Section 6.11     HSR Act.....................................................  45
Section 6.12     Tax Treatment...............................................  45

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
                                ARTICLE VII
                                CONDITIONS...................................  45

Section 7.1      Conditions to Each Party's Obligation to Effect the Merger..  45
Section 7.2      Conditions to Obligation of Allied to Effect the Merger.....  46
Section 7.3      Conditions to Obligation of Nationwide to Effect the Merger.  46
Section 7.4      Frustration of Closing Conditions...........................  47

                                ARTICLE VIII
                                TERMINATION..................................  47

Section 8.1      Termination.................................................  47
Section 8.2      Effect of Termination.......................................  48

                                ARTICLE IX
                                MISCELLANEOUS................................  49

Section 9.1      Survival of Representations and Warranties..................  49
Section 9.2      Fees and Expenses...........................................  49
Section 9.3      Notices.....................................................  49
Section 9.4      Amendments..................................................  51
Section 9.5      Extension; Waiver...........................................  51
Section 9.6      Publicity...................................................  51
Section 9.7      Headings....................................................  52
Section 9.8      Nonassignability............................................  52
Section 9.9      Beneficiaries...............................................  52
Section 9.10     Duplicates; Counterparts....................................  52
Section 9.11     Governing Law; Jurisdiction.................................  52
Section 9.12     Entire Agreement............................................  52
Section 9.13     Severability................................................  52
Section 9.14     Specific Performance........................................  53
Section 9.15     Survival of Certain Covenants...............................  53
Section 9.16     Counting....................................................  53
Section 9.17     Service of Process..........................................  53
Section 9.18     Interpretation..............................................  53
Section 9.19     Schedules...................................................  54

                          AGREEMENT AND PLAN OF MERGER

          AGREEMENT AND PLAN OF MERGER dated as of June 3, 1998 by and between NATIONWIDE MUTUAL INSURANCE COMPANY, an Ohio mutual insurance company ("Nationwide"), and ALLIED MUTUAL INSURANCE COMPANY, an Iowa mutual insurance company ("Allied") (Nationwide and Allied being hereinafter sometimes collectively referred to as the "parties").

          WHEREAS, the Board of Directors of Nationwide and the Board of Directors of Allied deem it advisable and in the best interests of the policyholders of their respective companies to effect the Merger of Allied with and into Nationwide (the "Merger") upon the terms and subject to the conditions set forth herein; and

          WHEREAS, the Board of Directors of Nationwide and the Board of Directors of Allied have approved the Merger and this Agreement; and

          WHEREAS, Nationwide and Allied desire to make certain representations, warranties, covenants and agreements in connection with such Merger; and

          WHEREAS, the parties intend that the Merger qualify, for federal income tax purposes, as a reorganization under Section 368(a) of the Code (as defined in Section 1.1 hereof); and

          WHEREAS, concurrently with the execution of this Agreement, Nationwide is also entering into agreements with respect to the acquisition of Allied Group (as defined in Section 1.1 hereof) and Allied Life (as defined in Section 1.1 hereof); and

          NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, Nationwide and Allied, intending to be legally bound, hereby agree as follows:



                                   ARTICLE I

                                  DEFINITIONS

          Section 1.1   Definitions.  When used in this Agreement, the following
                        -----------
words or phrases have the following meanings:

          "Acquisition Proposal" shall mean any bona fide proposal or offer,
           --------------------
whether in writing or otherwise, from any Person other than a party hereto or any affiliates thereof (a "Third Party") to acquire a party or all or a material portion of the assets of a party and its Subsidiaries, taken as whole, pursuant to a merger, consolidation, conversion, demutualization, reorganization or other method of business combination, sale of assets or similar transaction with respect to such party, including any single or multi-step transaction or series of related transactions, which is structured to permit such Third Party to acquire a party or a material portion of the assets of a party and its Subsidiaries, taken as a whole.

          "Affiliate" shall have the meaning set forth in Rule 12b-2 of the
           ---------
Exchange Act; provided that, for purposes of this Agreement none of Allied Group, Allied Life and any Subsidiary thereof shall be considered an Affiliate of Allied.

          "Agreement" shall mean this Agreement and Plan of Merger, including
           ---------
all Exhibits.

          "Allied" shall have the meaning set forth in the preamble to this
           ------
     Agreement.

          "Allied Disclosure Schedule" shall mean the disclosure schedule
           --------------------------
delivered by Allied to Nationwide, dated the date hereof.

          "Allied Group" shall mean Allied Group, Inc., an Iowa corporation.
           ------------

          "Allied Group SEC Documents" shall mean all reports, proxy statements,
           --------------------------
forms, and other documents required to be filed by Allied Group with the SEC under the Securities Act of 1933, as amended, or the Exchange Act.

          "Allied Life" shall mean Allied Life Financial Corporation, an Iowa
           -----------
corporation.

          "Allied Life SEC Documents" shall mean all reports, proxy statements,
           -------------------------
forms, and other documents required to be filed by Allied Life with the SEC under the Securities Act of 1933, as amended, or the Exchange Act.

          "Allied Proxy Statement" shall have the meaning set forth in Section
           ----------------------
3.1(c) hereof.

          "Allied Real Property" shall mean any real property in which Allied or
           --------------------
any of its Affiliates holds a Lien or owns an interest, or in the management of which Allied or an Affiliate of Allied actively participates.

          "Allied SAP Statements" shall have the meaning set forth in Section
           ---------------------
4.5(d) hereof.

          "Allied Subsidiary" or "Allied Subsidiaries" shall mean the
           -----------------      -------------------
Subsidiaries of Allied and, without limiting the generality of the foregoing, shall include any Affiliate or Subsidiary of Allied as to which Allied or an Allied Subsidiary has guaranteed any obligations or owns any interest; provided that neither Allied Group nor Allied Life (nor any of their respective

Subsidiaries) shall be included within the definition of Allied Subsidiary. References in this Agreement to Subsidiaries of Allied shall mean all of the Allied Subsidiaries.

          "Annual Statements" shall mean, with respect to any Person, the annual
           -----------------
statements of such Person filed with or submitted to the insurance regulatory body in the jurisdiction in which such Person is domiciled on forms prescribed or permitted by such regulatory body.

          "Antitrust Division" shall mean the Antitrust Division of the United
           ------------------
States Department of Justice.

          "Articles of Merger" shall mean the articles of merger in such form as
           ------------------
required by, and executed and acknowledged in accordance with the relevant provisions of the Iowa Insurance Law.

          "Assets" shall mean, as to a Person, all rights, titles, franchises
           ------
and interests in and to every species of property, real, personal and mixed, and choses in action thereunto belonging, including, but not limited to, Environmental Permits, Investment Assets, Intellectual Property, Contracts, Licenses, privileges and all other assets whatsoever, tangible or intangible, of such Person.

          "Business" shall mean, as to a Person, the business, operations,
           --------
activities and affairs of such Person.

          "Business Day" shall mean any day other than Saturday, Sunday or any
           ------------
other day in which commercial banks in Des Moines, Iowa or Columbus, Ohio are required to or permitted to be closed.

          "CERCLIS" shall mean the Comprehensive Environmental Response,
           -------
Compensation, and Liability Information System.

          "Certificate of Merger" shall mean a certificate of merger in such
           ---------------------
form as required by, and executed and acknowledged in accordance with, Section 1701.81 of the Ohio Revised Code.

          "Closing" shall have the meaning set forth in Section 2.2 hereof.
           -------

          "Closing Agreement" shall mean a written and legally binding agreement
           -----------------
with a taxing authority relating to Taxes.

          "Closing Date" shall have the meaning set forth in Section 2.2 hereof.
           ------------

          "Code" shall mean the Internal Revenue Code of 1986, as amended, or
           ----
any
successor law, and the rules and regulations issued by the IRS pursuant to the Code or any successor law.

          "Computer Software" shall mean any and all computer software
           -----------------
consisting of sets of statements or instructions to be used, directly or indirectly, in a computer, including, but not limited to, the following: (i) all source code, object code and natural language code therefor and all component modules thereof, (ii) all versions thereof, (iii) all screen displays and designs thereof and (iv) all user, technical, training and other documentation relating to any of the foregoing.

          "Confidential Information" shall mean all information about a party
           ------------------------
furnished by a party or its Representatives to the other party or its Representatives, whether furnished before or after the date hereof, regardless of the manner in which it is furnished, together with all analyses, compilations, studies or other documents prepared by the other party or its Representatives which reflect or are generated from such information. Confidential Information does not include, however, information about a party which (a) is or becomes generally available to the public other than as a result of a disclosure by the other party or its Representatives, (b) was available to the other party on a nonconfidential basis prior to its disclosure by the party supplying the information or its Representatives or (c) becomes available to the other party on a nonconfidential basis from a Person who is not otherwise bound by a confidentiality agreement with respect to the information, or is not otherwise prohibited from transmitting the information to the other party.

          "Consent or Filing" shall have the meaning set forth in Section 4.4(b)
           -----------------
hereof.

          "Contract" shall mean any written contract, agreement, commitment,
           --------
indenture, note, bond, mortgage, license, lease or assignment.

          "Effective Time" shall have the meaning set forth in Section 2.3
           --------------
hereof.

          "Environmental Claim" shall mean any investigation, notice of
           -------------------
violation, demand, allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding, or claim (whether administrative, judicial or private in nature) arising: (A) pursuant to, or in connection with, an actual or alleged violation of any Environmental Law; (B) in connection with any Hazardous Substances or actual or alleged activity associated with any Hazardous Substances; (C) from any abatement, removal, remedial, corrective or other response action in connection with any Hazardous Substances, Environmental Law or other order or directive of any federal, state or local governmental authority; or (D) from any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment. Environmental Claim shall not include claims for coverage by an insured.

          "Environmental Law" shall mean any applicable local, state or federal
           -----------------
statute, rule, regulation, order, code, directive or ordinance and any binding judicial or administrative interpretation thereof or requirements thereunder pertaining to: (A) the regulation and protection of human health and safety and the outdoor environment; (B) the protection or use of surface water and ground water; (C) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, release, threatened release, abatement, removal, remediation or handling of, or exposure to, any Hazardous Substances; or (D) pollution (including any release into air, land, surface water and ground water); and includes without limitation the following federal statutes (and their implementing regulations and the analogous state statutes and regulations): the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984; and the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977.

          "Environmental Permit" shall mean any permit, license, variance,
           --------------------
certificate, consent, letter, clearance, closure, exemption, authorization, decision or action or approval required to be obtained from any federal, state or local governmental authority with jurisdiction over and pursuant to any Environmental Law.

          "ERISA" shall mean the Employee Retirement Income Security Act of
           -----
1974, as amended, and any successor Act and the rules and regulations thereunder or under any successor Act.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as
           ------------
amended, or any successor law, and the rules and regulations of the SEC promulgated thereunder or under any successor law.

          "FTC" shall mean the United States Federal Trade Commission or any
           ---
successor agency.

          "Financial Statements" shall mean balance sheets, statements of income
           --------------------
and statements of cash flows, including, but not limited to, all notes, schedules, exhibits and other attachments thereto, whether consolidated, combined or separate or audited or unaudited or prepared in accordance with SAP or GAAP.

          "GAAP" shall mean United States generally accepted accounting
           ----
principles.

          "GAAP Financial Statements" shall mean Financial Statements prepared
           -------------------------
in accordance with GAAP.

          "Governmental Approvals" shall mean the Consents or Filings identified
           ----------------------
or described in the Allied Disclosure Schedule.

          "Governmental Entity" shall mean any (i) nation, state, county, city,
           -------------------
town, village,
district, or other jurisdiction of any nature; (ii) federal, state, local, municipal, foreign or other government; (iii) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal); or (iv) body exercising, or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature, including any arbitral tribunal.

          "Hazardous Substances" shall mean chemicals, products, compounds, by-
           --------------------
products, pollutants, contaminants, hazardous wastes or toxic or hazardous substances regulated under any Environmental Law, including, but not limited to, asbestos or asbestos-containing materials, polychlorinated biphenyls, pesticides and oils, petroleum and petroleum products.

          "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act
           -------
of 1976, as amended, or any successor law, and the rules and regulations promulgated thereunder or under any successor law.

          "Indemnitees" shall have the meaning set forth in Section 6.7 hereof.
           -----------

          "Insurance Contract" shall mean any Contract of insurance, including,
           ------------------
but not limited to, reinsurance contracts, variable annuity and fixed annuity contracts or products, life insurance contracts, and funding agreements.

          "Insurance License" shall mean any License granted by a Governmental
           -----------------
Entity to transact an insurance or reinsurance business, issue fixed or variable annuity contracts or products, or issue life insurance contracts.

          "Intellectual Property" shall mean: trademarks, service marks, brand
           ---------------------
names, certification marks, trade dress, assumed names, trade names and other indications of origin, good will associated with the foregoing and registrations in any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patentable or not in any jurisdiction; patents, applications for patents (including but not limited to divisions, continuations, continuations in part and renewal applications), and any renewals, extensions or reissues thereof, in any jurisdiction; nonpublic information, trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any Person; writings and other works, whether copyrightable or not in any jurisdiction, and any renewals or extensions thereof; and any similar intellectual property or proprietary rights; provided, that Intellectual Property shall include Computer Software.

          "Investment Advisers Act" shall mean the Investment Advisers Act of
           -----------------------
1940, as amended, or any successor law, and the rules and regulations of the SEC promulgated thereunder or under any successor law.

          "Investment Assets" shall mean bonds, notes, debentures, mortgage
           -----------------
loans, collateral loans and all other instruments of indebtedness, stocks, partnership or joint venture interests and all other equity interests (including, but not limited to, equity interests in Subsidiaries or other Affiliates), real estate and leasehold and other interests therein, certificates issued by or interests in trusts, cash on hand and on deposit, personal property and interests therein and all other assets acquired for investment purposes.

          "Investment Company Act" shall mean the Investment Company Act of
           ----------------------
1940, as amended, or any successor law, and the rules and regulations of the SEC promulgated thereunder or under any successor law.

          "Iowa Attorney General" shall mean the Attorney General of the State
           ---------------------
of Iowa.
          "Iowa Commissioner" shall mean the Commissioner of Insurance of the
           -----------------
State of Iowa.

          "Iowa Insurance Law" shall mean Chapters 505 through 523I of the Iowa
           ------------------
Code, as amended, and the rules and regulations promulgated thereunder.

          "Iowa Secretary of State" shall mean the Secretary of State of the
           -----------------------
State of Iowa.

          "IRS" shall mean the United States Internal Revenue Service or any
           ---
successor agency, and, to the extent relevant, the United States Department of the Treasury.

          "Knowledge" shall mean, (i) as to Allied or any Allied Subsidiary, the
           ---------
actual knowledge of the following individuals: John E. Evans, Douglas L. Andersen, Jamie H. Shaffer, Stephen S. Rasmussen, George T. Oleson and Cheryl M. Citrelli; and (ii) as to Nationwide or any Nationwide Subsidiary, the actual knowledge of Dimon R. McFerson, Richard D. Crabtree, Robert A. Oakley, Robert J. Woodward, Jr. and W. Sidney Druen.

          "Law" shall mean any applicable Order, constitution, law, ordinance,
           ---
principle of common law, rule, regulation, statute, treaty, judgment enacted, promulgated, issued, enforced or entered by any Governmental Entity.

          "Liability" shall mean a liability, obligation, claim or cause of
           ---------
action (of any kind or nature whatsoever, whether absolute, accrued, contingent or other, and whether known or unknown), including, but not limited to, any liability, obligation, claim or cause of action arising pursuant to or as a result of an Insurance Contract or pursuant to any Environmental Claim.

          "License" shall mean a license, certificate of authority, franchise,
           -------
permit or other authorization to transact an activity or business, whether granted by a Governmental Entity or by any other Person.

          "Lien" shall mean a lien, mortgage, hypothecation, deed of trust, deed
           ----
to secure debt, pledge, security interest, charge, claim, levy or other encumbrance of any kind.

          "Losses" shall mean all losses, claims, damages, costs, expenses,
           ------
liabilities and judgments, including, but not limited to, court costs and attorneys' fees.

          "Material Adverse Effect" shall mean a material adverse effect on the
           -----------------------
business, assets, liabilities, results of operations or financial condition of any party or any of its Subsidiaries, taken as a whole, or on the ability of such party to consummate the transactions contemplated by this Agreement, provided, however, that, the effects of changes that are gener ally applicable
          -------
to (i) the insurance industry and the markets for insurance and insurance-related products and the other industries and markets in which a party and its Subsidiaries operate or (ii) the United States securities markets shall be excluded from the determination of a Material Adverse Effect; and provided,
                                                                  --------
further, that any adverse effect on a party and its Subsidiaries re sulting from
-------
the announcement of Nationwide's proposal to acquire Allied, the execution of this Agreement and the announcement of this Agreement and the transactions contemplated hereby shall also be excluded from the determination of a Material Adverse Effect.

          "Maximum Premium" shall have the meaning set forth in Section 6.7
           ---------------
hereof.

          "Meeting Notices" shall have the meaning set forth in Section 3.1(b)
           ---------------
hereof.

          "Member" shall mean, as to Nationwide, each policyholder of Nationwide
           ------
entitled to vote upon this Agreement as provided in Section 3941.07 of the Ohio Insurance Law, and, as to Allied, each policyholder who is a member as provided in Section 515.15 of the Iowa Insurance Law.

          "Merger" shall have the meaning set forth in the preamble to this
           ------
Agreement.

          "NAIC" shall mean the National Association of Insurance Commissioners.
           ----

          "Nationwide" shall have the meaning set forth in the preamble to this
           ----------
Agreement.

          "Nationwide GAAP Financial Statements" shall have the meaning set
           ------------------------------------
forth in Section 5.5 hereof.

          "Nationwide Insurer" shall mean Nationwide and each Nationwide
           ------------------
Subsidiary that transacts or is authorized to transact property and casualty insurance or reinsurance business.

          "Nationwide Proxy Statement" shall have the meaning set forth in
           --------------------------
Section 3.1(d) hereof.

          "Nationwide SAP Statements" shall have the meaning set forth in
           -------------------------
Section 5.4(d) hereof.

          "Nationwide Subsidiaries" shall mean the Subsidiaries of Nationwide.
           -----------------------

          "Notices" shall have the meaning set forth in Section 9.3 hereof.
           -------

          "NPL" shall mean the National Priority List.
           ---

          "Ohio Insurance Law" shall mean Title 39 of the Ohio Revised Code, as
           ------------------
amended, and the rules and regulations promulgated thereunder.

          "Ohio Superintendent" shall mean the Superintendent of Insurance of
           -------------------
the State of Ohio.

          "Order" shall mean an order, writ, ruling, decision, award, verdict,
           -----
judgment, directive, injunction or decree of any arbitrator or Governmental Entity.

          "Permitted Liens" shall mean, as to a party hereto, (a) those Liens
           ---------------
set forth in the Nationwide Disclosure Schedule or the Allied Disclosure Schedule, or otherwise approved in writing by the other party, (b) any Lien that is set forth in the public records or in title reports or title insurance binders that have been made available to the other party relating to any interest in the real property set forth in the Nationwide Disclosure Schedule or the Allied Disclosure Schedule, (c) Liens for water and sewer charges and current Taxes not yet due and payable or being contested in good faith, (d) Liens arising from securities lending activities undertaken in the ordinary course of business of a Person, (e) mortgages or security interests shown in any of the party's SAP Statements or any of the party's GAAP Statements as securing specified liabilities or obligations, (f) mortgages or security interests incurred in connection with the purchase of property or assets in the ordinary course of business after the date of any of the party's SAP Statements or any of the party's GAAP Statements (such mortgages and security interests being limited to the property or assets so acquired), (g) minor imperfections of title, if any, none of which is substantial in amount or materially detracts from the value or impairs the use of the property subject thereto, (h) zoning laws and other land use restrictions that do not materially impair the present or anticipated use of the property subject thereto, (i) other Liens (including, but not limited to, mechanic's, courier's, worker's, repairer's, materialman's, warehouseman's and other similar Liens) arising or incurred in the ordinary course of business as would not, individually or in the aggregate, materially adversely affect the value of, or materially adversely interfere with the use of, the property subject thereto, and (j) Liens arising or resulting from any action taken by the other party hereto or any of its respective Subsidiaries (but not including the execution, delivery or performance of this Agreement or the Merger).

          "Person" shall mean an individual, corporation, partnership,
           ------
association, joint stock company, limited liability company, Governmental Entity, trust, joint venture, labor union, estate, unincorporated organization or other entity.

          "Policyholder Dividend" shall have the meaning set forth in Section
           ---------------------
2.7 hereof.

          "Pooling Agreement" shall mean that certain January 1, 1993 Pooling
           -----------------
Agreement, as amended, between Allied and Allied Group.

          "Proceedings" shall mean any action, arbitration, audit, hearing,
           -----------
investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Entity, other than any of the foregoing which relate to claims made pursuant to any Insurance Contract.

          "Proxy Statements" shall have the meaning set forth in Section 3.1(d)
           ----------------
     hereof.

          "Quarterly Statements" shall mean, with respect to any Person, the
           --------------------
quarterly statements of such Person filed with or submitted to the insurance regulatory body in the jurisdiction in which such Person is domiciled on forms prescribed or permitted by such regulatory body.

           "Rabbi Trust" shall have the meaning set forth in Section 4.17 hereof
            -----------

          "Rating Agencies" shall have the meaning set forth in Section 4.19
           ---------------
hereof.

          "Representative" shall mean, with respect to any Person, such Person's
           --------------
officers, directors, employees, agents and representatives (including any investment banker, financial advisor, accountant, legal counsel, agent, representative or expert retained by or acting on behalf of such Person or its Subsidiaries).

          "SAP" shall mean statutory accounting practices prescribed by the NAIC
           ---
and prescribed or permitted by the applicable insurance regulatory body applied on a consistent basis.

          "SAP Statements" shall mean Annual Statements and Quarterly
           --------------
Statements.

          "SEC" shall mean the United States Securities and Exchange Commission
           ---
or any successor agency.

          "Subsidiary" of a Person shall mean an Affiliate of such Person more
           ----------
than fifty percent of any class of voting stock (or of any other form of voting equity interest in the case of a Person that is not a corporation) of which is beneficially owned by the Person directly or indirectly through one or more other Persons.

          "Superior Proposal" shall mean an Acquisition Proposal which, if
           -----------------
accepted by a party, is reasonably capable of being consummated, taking into account all legal, financial and regulatory aspects of the proposal and the Person making the proposal and which, if consummated, would be reasonably likely, in the view of the board of directors of the party which is the subject to the Acquisition Proposal, to result in a more favorable transaction than the transaction contemplated by this Agreement, taking into account the long-term prospects and interests of such party and its Members.

          "Surviving Company" shall have the meaning set forth in Section 2.1
           -----------------
hereof.

          "Tax" shall mean any federal, state, county, local or foreign taxes,
           ---
charges, fees, levies or other assessments, including all net income, gross income, premiums, sales and use, ad valorem, transfer, gains, profits, windfall profits, excise, franchise, real and personal property, gross receipts, capital stock, production, business and occupation, employment, disability, payroll, license, estimated, stamp, custom duties, severance or withholding taxes, other taxes or similar charges of any kind whatsoever imposed by any Governmental Entity and includes any interest and penalties (civil or criminal) on or additions to any such taxes.

          "Tax Return" shall mean a report, return, statement or other
           ----------
information required under any applicable Law to be filed or provided to any taxing authority with respect to Taxes including, where permitted or required, combined or consolidated returns for any group of entities that includes Nationwide or any Nationwide Subsidiary on the one hand, or Allied or any Allied Subsidiary on the other hand and any unitary or similar return, information return, claim for refund, amended return or declaration of estimated Tax.

          "Tax Ruling" shall mean a written ruling of a taxing authority
           ----------
relating to Taxes.

          "Third Party" shall have the meaning set forth in Section 1.1 hereof.
           -----------

          "Third Party Administrator" shall mean any third party administrator
           -------------------------
of either Nationwide or Allied.

          "Treasury Regulation" shall mean the regulations promulgated by the
           -------------------
U.S. Department of the Treasury pursuant to the Code.


                                  ARTICLE II

                                  THE MERGER

          Section 2.1   The Merger.  Upon the terms of this Agreement and
                        ----------
subject to the satisfaction of the conditions set forth herein, at the Effective Time Allied shall be merged with and into Nationwide in accordance with the applicable provisions of the Laws of the States of Ohio and Section 521.12 et. seq. of the Iowa Insurance Law and the separate corporate existence of Allied shall thereupon cease, and Nationwide, which shall be the surviving company (hereinafter sometimes referred to as the "Surviving Company"), shall continue its corporate existence under the Law of the State of Ohio under the name "Nationwide Mutual Insurance Company." The Merger shall have the effects provided in Section 3941.42 of the Ohio Insurance Law and Section 521.12 of the Iowa Insurance Law, and, from and after the Effective Time, the

Surviving Company shall possess all the rights, authority, privileges, immunities, powers, licenses, permits and franchises, or a public or private nature, of Allied, and shall be subject to all the duties, liabilities and obligations of Allied, and all the rights, authority, privileges, immunities, powers, licences, permits and franchises of Allied, and all property, real, personal and mixed, and all debts due to Allied on whatever account and all other choses in action and every other interest of or belonging to Allied shall vest in the Surviving Company; and all property, rights, authority, privileges, immunities, powers, licenses, permits and franchises and every other interest shall be thereafter the property of the Surviving Company as they were of Allied; and the title to any real estate or any interest therein, vested by deed or otherwise in Allied, shall not revert or be in any way impaired by reason of the Merger; but all rights of creditors and all liens upon any property of Allied shall be preserved unimpaired; and all debts, duties, liabilities and obligations of Allied shall thenceforth attach to the Surviving Company, and may be enforced against it to the same extent as if said debts, duties, liabilities and obligations had been incurred or contracted by it.

          Section 2.2    Closing.  Unless this Agreement shall have been
                         -------
terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 8.1, and subject to the satisfaction or waiver of the conditions set forth in Article VII, the closing of the Merger (the "Closing") will take place at 10:00 a.m., New York City time, on the second business day following the date on which the last of the conditions set forth in Article VII shall be fulfilled or waived in accordance with this Agreement (the "Closing Date"), at the offices of Holleb & Coff, 55 E. Monroe Street, Chicago, Illinois 60603, unless another date, time or place is agreed to in writing by the parties hereto.

          Section 2.3    Effective Time.  As soon as is practicable following
                         --------------
the execution of this Agreement, the parties shall cause this Agreement to be provided to the Ohio Superintendent in accordance with Section 3941.38(A) of the Ohio Insurance Law and the regulations promulgated thereunder, and to the Iowa Commissioner in accordance with Section 521A.3 of the Iowa Insurance Law and the regulations promulgated thereunder and the Iowa Commissioner and the Iowa Attorney General in accordance with Section 521.12 of the Iowa Insurance Law, in each case together with all other documents as may be required by applicable Law. Subject to the conditions set forth in Article VII of this Agreement, on the Closing Date, the parties shall cause a Certificate of Merger to be filed with the Ohio Secretary of State and the Articles of Merger shall be filed with the Iowa Secretary of State, and the Merger shall become effective (the "Effective Time") upon the last to occur of (a) the filing of the Certificate of Merger with the Ohio Secretary of State, (b) the filing of the Articles of Merger with the Iowa Secretary of State, and (c) such later time as the parties may agree to designate in such filings; provided, however, the Effective Time
                                        --------  -------
shall not be more than one year from the date of approval of the Merger by the Ohio Superintendent or 31 days after the filing and recording of the Articles of Merger as described herein. Upon the terms and subject to the conditions of this Agreement, the parties hereto will use all reasonable efforts to assure that the filings contemplated hereby are made, and the Effective Time occurs, as soon as is practicable.

          Section 2.4    Articles of Incorporation and By-Laws of the Surviving
                         ------------------------------------------------------
Company. Following the Effective Time, the Articles of Incorporation of
-------
Nationwide, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Company until thereafter changed or amended as provided therein or by Law. The Amended and Restated Code of By-Laws of Nationwide, as in effect immediately prior to the Effective Time, shall be the Amended and Restated Code of By-Laws of the Surviving Company until thereafter changed or amended as provided therein, by the Articles of Incorporation of the Surviving Company or by Law. A copy of Nationwide's Articles of Incorporation and Amended and Restated Code of By-Laws, as in effect on the date hereof, has been made available to Allied.

          Section 2.5    Board of Directors and Officers.  The directors of
                         -------------------------------
Nationwide immediately prior to the Effective Time shall be the directors of the Surviving Company immediately following the Effective Time, each of such directors to hold office, subject to the applicable provisions of the Articles of Incorporation and Amended and Restated Code of By-Laws of the Surviving Company, until his or her successor is duly elected and qualified, or his or her earlier death, resignation or removal. The officers of Nationwide immediately prior to the Effective Time shall be the officers of the Surviving Company at and immediately following the Effective Time, each of such officers to hold their respective offices, subject to the applicable provisions of the Articles of Incorporation and Amended and Restated Code of By-Laws of the Surviving Company, until his or her successor is duly elected and qualified, or his or her earlier death, resignation or removal in accordance with the Articles of Incorporation and Amended and Restated Code of By-Laws of the Surviving Company.

          Section 2.6    Effect of Merger on Allied Members.  From and after the
                         ----------------------------------
Effective Time, the policyholders of Allied will become policyholders of Nationwide or a Nationwide Insurer, in full satisfaction of all rights pertaining to the policies of Allied. In addition, each policyholder of Allied will be granted a certificate of membership, substantially in the form attached hereto as Exhibit A.

          Section 2.7  Policyholder Dividend.  Prior to the Closing Date, Allied
                       ---------------------
shall declare an extraordinary dividend to its policyholders in the amount of $110 million (the "Policyholder Dividend") and the Policyholder Dividend shall be payable on or about the Closing Date. The allocation of the Policyholder Dividend among Allied's policyholders shall be determined in accordance with the ratio which the net earned premiums that an Allied policyholder has properly and timely paid to Allied on insurance policies in effect during the three years immediately preceding the date hereof bears to the total earned premiums received by Allied from its policyholders during that three-year period.

                                  ARTICLE III

                                RELATED MATTERS

          Section 3.1    Member Approvals.
                         ----------------

          (a) Nationwide and Allied shall each take all actions necessary in accordance with applicable Law and its articles of incorporation and by-laws to convene a meeting of its Members as promptly as practicable to consider and vote upon this Agreement. Nationwide and Allied shall jointly determine a mutually satisfactory means of satisfying the notice, meeting and other Member approval requirements of applicable Law. Subject to their duties under applicable Law, each of the Board of Directors of Nationwide and the Board of Directors of Allied shall recommend that the Members of its respective company vote in favor of this Agreement and each of Nationwide and Allied shall use its best efforts to solicit proxies or ballots, as the case may be, from its Members in favor of this Agreement and shall take all other actions reasonably necessary or advisable to secure the votes of its Members which are required in order to approve this Agreement and effect the Merger. Notwithstanding anything in this Agreement to the contrary, the Board of Directors of Allied may withdraw, modify or change its recommendation that its Members vote in favor of this Agreement to the extent that (A) such Board of Directors determines in good faith that a third party has submitted to Allied an Acquisition Proposal which is a Superior Proposal, or (B) such Board of Directors determines in good faith that the failure to withdraw, modify or change such recommendation is reasonably likely to result in a breach of such Board of Director's fiduciary duties under applicable Law.

          (b) As soon as practicable after the date hereof, Nationwide and Allied shall each prepare, and each of Nationwide and Allied shall use its best efforts to have the Ohio Superintendent and the Iowa Commissioner approve, their respective notices of meetings (the "Meeting Notices") setting forth the time, place and purpose of the Members' meetings called for the purpose of approving the Merger, which Meeting Notices shall include a copy of this Agreement and a summary thereof, if required. Promptly after receipt of approval by the Ohio Superintendent and the Iowa Commissioner of the applicable Meeting Notice, (i) Nationwide shall, as soon as practicable after the date hereof, comply with the provisions of Section 3941.37 of the Ohio Insurance Law, (ii) Allied shall, as soon as practicable after the date hereof, comply with the provisions of Section
521.12 et. seq. of the Iowa Insurance Law, and (iii) both parties shall promptly comply with all other applicable Laws with respect to the publication or mailing to their respective Members of the applicable Meeting Notice.

          (c) As soon as practicable after the date hereof, Allied shall prepare a proxy or information statement (together with all amendments, schedules, and exhibits thereto, the "Allied Proxy Statement") relating to the solicitation of its Members' approval of the Merger, and shall use its best efforts to respond promptly to any comments made by any Governmental Entity with respect to the Allied Proxy Statement and to cause the Allied Proxy Statement to be mailed to its Members.

          (d) If required, as soon as practicable after the date hereof, Nationwide shall prepare a proxy or information statement (together with all amendments, schedules, and exhibits thereto, the "Nationwide Proxy Statement") relating to the solicitation of its Members' approval of the Merger, and shall use its best efforts to respond promptly to any comments made by any Governmental Entity with respect to the Nationwide Proxy Statement and to cause the Nationwide Proxy Statement to be mailed to its Members. The Allied Proxy Statement and the Nationwide Proxy Statement are collectively referred to herein as the "Proxy Statements."

          (e) Nationwide and Allied shall furnish all information concerning it as is reasonably requested to be included in the Meeting Notices and the Proxy Statements. Each of Allied and Nationwide agrees that the written information provided by it specifically for inclu sion in any Meeting Notice or the Proxy Statements will not, at the time such Meeting Notice and/or the Proxy Statements are published or mailed to the Members of each of Allied and Nationwide and on the date of the meeting relating thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.


                                  ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF ALLIED

           Allied represents and warrants to Nationwide as follows:

          Section 4.1    Organization and Qualification.
                         ------------------------------

          (a) Allied is a mutual insurance company duly organized, validly existing and in good standing under the Laws of the State of Iowa and has the requisite corporate power and authority to conduct its Business as it is currently being conducted. Each of the Allied Subsidiaries is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or formation and has the requisite power and authority to conduct its Business as it is currently being conducted. Each of Allied and of the Allied Subsidiaries is duly qualified to do business, and is in good standing, in the respective jurisdictions where the nature of its business makes such qualification necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect. Each of the Allied Subsidiaries is listed in the Allied Disclosure Schedule.

          (b) Allied (i) possesses an Insurance License in each jurisdiction in which Allied is required to possess an Insurance License and (ii) is duly authorized in its jurisdiction of incorporation and each other applicable jurisdiction to write each line of business reported as being written in the Allied SAP Statements. All such Insurance Licenses, including, but not limited to, authorizations to transact reinsurance are in full force and effect without amendment, limitation or restriction, other than as described in the Allied Disclosure Schedule, and Allied has no Knowledge of any event, inquiry or Proceeding which is reasonably likely to lead to the revocation, amendment, failure to renew, limitation, suspension or restriction of any such Insurance License.

          (c) Copies of the Articles of Incorporation and By-laws of Allied have heretofore been made available to Nationwide and copies of the Articles of Incorporation and By-laws (and other comparable organizational documents, if any) of each of the Allied Subsidiaries have heretofore been made available to Nationwide, and such copies are accurate and complete as of the date hereof.

          (d) Allied does not directly or indirectly beneficially own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity that directly or indirectly conducts any activity which is material to Allied, other than (i) the Allied Subsidiaries, (ii) as disclosed on the Allied Disclosure Schedule and
(iii) investments in publicly traded securities constituting less than five percent of the outstanding equity of the issuing entity.

          Section 4.2    Capitalization of Allied Subsidiaries.  All of the
                         -------------------------------------
outstanding shares of capital stock (or of any other form of equity interest in the case of an Allied Subsidiary that is not a corporation) of each of the Allied Subsidiaries have been validly issued and are fully paid and, except as set forth in the Allied Disclosure Schedule, are owned by either Allied or another of the Allied Subsidiaries, free and clear of all Liens. Except as set forth in the Allied Disclosure Schedule, there are no outstanding subscriptions, options, warrants, calls, rights, convertible securities, obligations to make capital contributions or advances, or voting trust arrangements, shareholders' agreements or other agreements, commitments or undertakings of any character to which Allied or any Allied Subsidiary is a party or by which any of them is bound relating to the issued or unissued capital stock (or of any other form of equity interest in the case of an Allied Subsidiary that is not a corporation) of any of the Allied Subsidiaries or securities convertible into, exchangeable for or evidencing the right to subscribe for any shares of such capital stock (or of any other form of equity interest in the case of an Allied Subsidiary that is not a corporation), which obligates Allied or any such Allied Subsidiary to issue, transfer, deliver or sell, or cause to be issued, transferred, delivered or sold, any such capital stock (or any such other form of equity interest in the case of an Allied Subsidiary that is not a corporation) or other securities or obligating Allied or any of the Allied Subsidiaries to issue, grant, extend or enter into any such subscription, option, warrant, call, right, security, contribution, advance, arrangement, agreement, commitment or undertaking. The name and percentage (if less than 100%) of outstanding capital stock (or of any other form of equity interest in the case of an Allied Subsidiary that is not a corporation) owned, directly or indirectly, by Allied are set forth in the Allied Disclosure Schedule with respect to each Allied Subsidiary.

          Section 4.3    Authority Relative to this Agreement.
                         ------------------------------------

          (a) Allied has the requisite corporate power and authority to execute and deliver this Agreement and, subject to approval of this Agreement by the Board and Members of Allied, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Allied and the consummation by Allied of the transactions contemplated hereby have been duly approved and authorized by the Board of Directors of Allied. Except for the approval of this Agreement by the Members of Allied, no other corporate proceedings on the part of Allied are necessary to authorize this Agreement and the transactions contemplated hereby. The requisite affirmative vote of Members of Allied at the meeting called pursuant to Section 3.1(a) hereof is the only vote of Members of Allied necessary to approve and adopt this Agreement and the transactions contemplated hereby.

          (b) This Agreement has been duly and validly executed and delivered by Allied and (assuming this Agreement is a valid and binding obligation of Nationwide) constitutes a valid and binding agreement of Allied enforceable against Allied in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar Laws now or hereafter in effect relating to creditors' rights generally and (ii) the remedy of specific performance and injunctive relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (c) The Board of Directors of Allied has received the opinion of Allied's financial advisor, Donaldson, Lufkin & Jenrette Securities Corporation, to the effect that the aggregate consideration to be received by the policyholders of Allied pursuant to this Agreement is fair to such policyholders, as a group, from a financial point of view. It is agreed and understood that such opinion is for the benefit of Allied's Board of Directors and may not be relied upon by Nationwide or any Members or Affiliates thereof.

          Section 4.4    No Violation; Governmental Filings.
                         ----------------------------------

          (a) Except as set forth in the Allied Disclosure Schedule, the execution, delivery and performance of this Agreement by Allied and the consummation by Allied of the transactions contemplated hereby will not (i) constitute a breach or violation of or default under the articles of incorporation or the by-laws (or similar organizational documents) of Allied or of any of the Allied Subsidiaries, (ii) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Lien upon any of the Assets of Allied or of any of the Allied Subsidiaries under, any of the terms, conditions or provisions of any Contract to which Allied or any Allied Subsidiary is a party or to which it or any of its Assets may be subject or (iii) constitute a breach or violation of or default under any Environmental Permit, Law or License to which Allied or any of the Allied Subsidiaries is subject, other than, in the case of clauses
(ii) and (iii), for any such breaches, violations, conflicts, terminations, defaults, accelerations or Liens that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

          (b) Except for (i) the Governmental Approvals set forth in the Allied Disclosure Schedule, (ii) the submission of this Agreement with and the approval of the Merger by the Iowa Commissioner and the Iowa Attorney General under the Iowa Insurance Law and such other applications, registrations, declarations, filings, authorizations, Orders, consents and approvals as may be required under the Laws of other jurisdictions, (iii) the approval of the Meeting Notice, as contemplated by Section 3.1(b) hereof, (iv) the approval of this Agreement by the Members of Allied, as contemplated by Section 3.1(a) hereof, (v) the filings required under the HSR Act and the expiration or earlier termination of any waiting period applicable to the Merger under such Act, (vi) the filings pursuant to Section 2.3 hereof, (vii) the filing of appropriate documents with and such consents as may be required under the Investment Company Act and the Investment Advisers Act, (viii) any consent or filing that is disclosed in the Allied Disclosure Schedule or that would not otherwise be required to be disclosed pursuant to Section 4.4(a) hereof, (ix) such Consents and Filings as may be required by any applicable state securities or "blue sky" Laws, and (x) such other such Consents or Filings the failure of which to make or obtain would not, individually or in the aggregate, be reasonably likely to prevent or be a material impediment to the consummation of the transactions contemplated hereby or be reasonably likely to have a Material Adverse Effect, no consent, approval, permit, notice, Order or authorization of, or registration, application, declaration or filing with (each a "Consent or Filing") any Person is required with respect to Allied or any Allied Subsidiary in connection with the execution and delivery of this Agreement by Allied and the consummation by Allied of the transactions contemplated hereby.

          Section 4.5    SAP Statements.  Allied has previously made available
                         --------------
to Nationwide true and complete copies of the following:

               (a) the Annual Statements for Allied as of and for the years ended December 31, 1995, 1996 and 1997;

               (b) the Quarterly Statement for Allied as of and for the calendar quarter ended March 31, 1998;

          (c) any supplemental or separate statutory annual statements or quarterly statements for Allied for any of the periods ended December 31, 1995, 1996 or 1997 or March 31, 1998 that are filed with any insurance Governmental Entity and that differ from the Annual Statements or the Quarterly Statements described in Section 4.5(a) or (b) hereto; and

          (d) the audited SAP balance sheets of Allied as of December 31, 1995, 1996 and 1997 and the related audited summary of operations and statements of change in capital and surplus and cash flows of Allied for each such years, together with the notes related thereto and the reports thereon of KPMG Peat Marwick, LLP (collectively with the items described in Section 4.5(a), (b) and (c), the "Allied SAP Statements").

          Since December 31, 1997, Allied has filed all SAP Statements required to be filed with or submitted to the appropriate regulatory authorities, except for such filings or submissions, the failure to so file or submit is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

          Each Allied SAP Statement complied (and, as to SAP Statements filed after the date of this Agreement, will comply) in all material respects with all applicable Laws when so filed, and all material deficiencies with respect to any such Allied SAP Statement, of which Allied has Knowledge, have been cured or corrected. Each Allied SAP Statement (and the notes related thereto) referred to in Section 4.5(a), (b), and (d) hereof was prepared (and, as to SAP Statements filed after the date of this Agreement, will be prepared) in accordance with SAP and presents (and, as to SAP Statements filed after the date of this Agreement, will present) fairly, in all material respects, the financial position of Allied as of the respective dates thereof and the related summaries of operations and changes in capital and surplus and cash flows of Allied for the respective periods covered thereby. To the Knowledge of Allied, each Allied SAP Statement (including the notes related thereto) referred to in Section 4.5(c) hereof was prepared (or, in the case of similar SAP Statements filed after the date of this Agreement, will be prepared) in accordance with the statutory accounting practices required by the insurance Governmental Entity in the jurisdiction in which such statement was (or will be) filed.

          Section 4.6    Reserves.  The aggregate actuarial reserves and other
                         --------
actuarial amounts held in respect of Liabilities with respect to Insurance Contracts of Allied as established or reflected in its December 31, 1997 Annual Statement or in the March 31, 1998 Quarterly Statement (the "Allied 1998 Quarterly Statement"): (a)(i) were determined in accordance with generally accepted actuarial standards consistently applied, (ii) were fairly stated, in all material respects, in accordance with sound actuarial principles and (iii) were based on actuarial assumptions that are in accordance with or are more conservative than those specified in the related Insurance Contracts; and (b) complied with, in all material respects, the requirements of the Iowa Insurance Law and all other applicable jurisdictions. Allied owns Assets that qualify as admitted assets under applicable insurance Laws in an amount at least equal to the sum of its statutory reserves and other similar amounts.

          Section 4.7    Absence of Certain Changes or Events.  Except as set
                         ------------------------------------
forth in the Allied Disclosure Schedule or as disclosed in the Allied SAP Statements, since December 31, 1997, each of Allied and the Allied Subsidiaries has conducted its Business only in the ordinary course of business, consistent with past practice, and there has not occurred (i) a Material Adverse Effect, or any event or events which, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect; (ii) except as required by SAP or applicable Law, any material change by Allied in its accounting principles, practices or methods; (iii) any material addition or, to the Knowledge of Allied, any development involving a prospective material addition to Allied's consolidated reserves for future policy benefits or other policy claims and benefits other than as a result of activities and events in the ordinary course of business; or (iv) except as required by SAP or applicable Law, any material change in the accounting, actuarial, investment, reserving, underwriting or claims administration policies, practices, procedures, methods, assumptions or principles of Allied. Except as set forth in the Allied Disclosure Schedule, since December 31, 1997, there has not been any increase in the compensation payable or that could become payable by Allied or any of the Allied Subsidiaries to officers or key employees or any amendment of any of the compensation and benefit plans other than increases or amendments in the ordinary course or as required by applicable Law.

          Section 4.8    No Undisclosed Liabilities.  Except as disclosed in the
                         --------------------------
Allied SAP Statements or as set forth in the Allied Disclosure Schedule, neither Allied nor any of the Allied Subsidiaries has any Liabilities required by SAP to be set forth on a balance sheet of Allied or any Allied Subsidiaries, other than Liabilities arising since the date of the applicable Financial Statement in the ordinary course of business and consistent with past practice that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

          Section 4.9    Litigation.  Except (i) as set forth in the Allied
                         ----------
Disclosure Schedule or as disclosed in the Allied SAP Statements and (ii) for any Proceeding which is not reasonably likely to give rise to a Liability in excess of $250,000, there are no Proceedings pending or, to the Knowledge of Allied or any of the Allied Subsidiaries, threatened against Allied or any Allied Subsidiary before any Governmental Entity or arbitrator which, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect. Neither Allied nor any Allied Subsidiary is subject to any Order, except for Orders which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

          Section 4.10    Compliance with Law.
                          -------------------

          (a) Except as set forth in the Allied Disclosure Schedule, to the Knowledge of Allied, neither Allied nor any Allied Subsidiary is in violation (or, with notice or lapse of time or both, would be in violation) of any term or provision of any Law applicable to it or any of its Assets, the violation of which is, individually or in the aggregate with all other such violations, reasonably likely to have a Material Adverse Effect. Allied has made available to Nationwide all reports (including draft reports) of examinations of the affairs of Allied (including market conduct examinations) issued by insurance Governmental Entities for any period ending on a date on or after January 1, 1993; except as set forth in the Allied Disclosure Schedule, all deficiencies or violations in such reports for any prior period have been resolved. Except as set forth in the Allied Disclosure Schedule, all outstanding Insurance Contracts issued or assumed by Allied are, to the extent required by Law, on forms and at rates approved by the insurance regulatory authorities of the jurisdictions where issued or have been filed with and not objected to by such authorities within the periods provided for objection, except where a Material Adverse Effect would not result.

          (b) Except as set forth in the Allied Disclosure Schedule, neither Allied nor any Allied Subsidiary is a party to any Contract with or other undertaking to, or is subject to any Order by, or is a recipient of any supervisory letter or other written communication of any kind from, any Governmental Entity which (i) is reasonably likely to have a Material Adverse Effect, or (ii) has been received since January 1, 1993 and relates to its reserve adequacy or its marketing, sales, trade or underwriting practices or policies and which is reasonably likely to be materially adverse to Allied, nor, to the Knowledge of Allied, has Allied or any of the Allied Subsidiaries been notified in writing by any Governmental Entity that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such Order, Contract, undertaking, letter or other written communication.

          (c) Allied has implemented procedures and programs which are designed to provide reasonable assurance that Allied and its agents and employees are in compliance in all material respects with all applicable Laws, including, but not limited to, advertising, licensing and sales Laws, except where noncompliance would not be reasonably likely to have a Material Adverse Effect.

          Section 4.11    Assets.
                          ------

          (a) Except as set forth in the Allied Disclosure Schedule and except for Assets disposed of since December 31, 1997 in the ordinary course of business and consistent with past practice (i) Allied and each of the Allied Subsidiaries owns all Assets that are disclosed or otherwise reflected in its December 31, 1997 Annual Statement and all Assets acquired thereafter, and all such Assets are owned by such Persons, free and clear of all Liens other than Permitted Liens; (ii) (A) to Allied's Knowledge, Allied and each Allied Subsidiary owns good and indefeasible, marketable fee simple title to, or has a valid leasehold interest in, all real property used in the conduct of its Business or of a type which would be required to be specifically disclosed by Allied in Schedule A of its Annual Statement, free and clear of all Liens other than Permitted Liens; and (B) in the aggregate, all real property, other than unimproved land, is, in all material respects, suitable for its current uses;
(iii) Allied and each Allied Subsidiary owns, or has a valid leasehold interest in or has a valid right under Contract to use, all personal property that is presently used in and is material to the conduct of its Business, free and clear of all Liens other than Permitted Liens; and (iv) Allied and each Allied Subsidiary owns, free and clear of all Liens other than Permitted Liens, or is licensed or otherwise possesses legally enforceable rights to use, all Intellectual Property that is material to the conduct of its Business; and neither Allied nor any Allied Subsidiary is in material conflict with or material violation or material infringement of, nor has Allied or any Allied Subsidiary received any written notice of any such conflict with or violation or infringement of, any asserted rights of any other Person with respect to any Intellectual Property, except for such conflicts and violations which would not be reasonably likely to have a Material Adverse Effect.

          Section 4.12    Environmental Matters.
                          ---------------------

          (a) Except as set forth in the Allied Disclosure Schedule, each of Allied and the Allied Subsidiaries and, to the Knowledge of Allied, all Allied Real Property (including all owners or operators thereof) is in substantial compliance in all material respects with all applicable Environmental Laws, which compliance includes, but is not limited to, the possession of all Environmental Permits required under Environmental Laws and compliance with the terms and conditions thereof, other than such Allied Real Property in respect of which the failure to comply with applicable Environmental Laws is not reasonably likely to have a Material Adverse Effect. Except as set forth in the Allied Disclosure Schedule, to the Knowledge of Allied, neither Allied nor any Allied Subsidiary has received any written communication whether from a Governmental Entity, citizens' group, employee or otherwise, that alleges that Allied or any Allied Subsidiary or any Allied Real Property (including any owner or operator thereof) is not in such compliance, and, to the Knowledge of Allied, there are no circumstances that are reasonably likely to prevent or interfere with such compliance in the future, except to the extent that such noncompliance is not reasonably likely to have a Material Adverse Effect. To the Knowledge of Allied, neither Allied nor any Allied Subsidiary has been notified in writing by any Governmental Entity that any such Environmental Permit will be modified, suspended or revoked or cannot be renewed or transferred in the ordinary course of business consistent with past practice or in connection with the Merger, except where any such modification, suspension or revocation or the failure to be renewed or transferred is not reasonably likely to have a Material Adverse Effect.

          (b) Except as set forth in the Allied Disclosure Schedule, there is no Environmental Claim pending or, to the Knowledge of Allied, threatened against Allied, any Allied Subsidiary, any Allied Real Property (including any owner or operator thereof) or any Person whose Liability for any Environmental Claims Allied or any Allied Subsidiary has retained or assumed either contractually or by operation of Law that is reasonably likely to have a Material Adverse Effect.

          (c) To the Knowledge of Allied, there have been no releases, spills, leaks or discharges of Hazardous Substances at, from or to any Allied Real Property (other than those properties set forth in the Allied Disclosure Schedule) or any other property which is reasonably likely to require Allied or any Allied Subsidiary to undertake investigation, abatement, removal, remedial, corrective or other response action pursuant to applicable Environmental Laws which investigation, abatement, removal, remediation, corrective or other response action is reasonably likely to result in a Material Adverse Effect. To the Knowledge of Allied, none of the Allied Real Property (i) is listed or proposed for listing on any list maintained by any Governmental Entity of sites that may require investigation, abatement, removal, remedial, corrective or other response action pursuant to applicable Environmental Laws, including, but not limited to, the CERCLIS or the NPL or (ii) other than those properties set forth in the Allied Disclosure Schedule, is the subject of any investigation, abatement, removal, remedial, corrective or other response action pursuant to applicable Environmental Laws.

          (d) Except as set forth in the Allied Disclosure Schedule, to the Knowledge of Allied, no Hazardous Substances were manufactured, generated, stored, treated, transported from or otherwise managed at any Allied Real Property, nor were Hazardous Substances from any Allied Real Property disposed of by Allied at any other property.

          Section 4.13  Contracts.  Allied has made available to Nationwide true
                        ---------
and complete copies of the following Contracts, which are currently in force, to which Allied or any Allied Subsidiary is a party or by which any Assets of Allied or any Allied Subsidiary are or may be bound, as such Contracts may have been amended to the date hereof:

          (a) all employment, consultation, retirement, termination, sign-on, buy-out or other Contracts with any present or former officer, director, trustee, employee, agent, broker or independent contractor of Allied or any Allied Subsidiary (including, but not limited to, loans or advances to any such Person or any Affiliate of such Person) providing for annual compensation of $100,000 or more or for compensation over the term of the Contract, and any renewal thereof, of $200,000 or more (including, but not limited to, base salary, bonus and incentive payments and other payments or fees, whether or not any portion thereof is deferred);

          (b) all Contracts (other than, with respect to Investment Assets, Contracts containing customary restrictions on the ability to own or operate competing real property in a specified geographic area) with any Person including, but not limited to, any Governmental Entity, containing any provision or covenant (i) limiting the ability of Allied or any Allied Subsidiary to engage in any line of business, to compete with any Person, to do business with any Person or in any location or to employ any Person or (ii) limiting the ability of any Person to compete with or obtain products or services from Allied or any Allied Subsidiary, which, in the case of any such Contract described in clauses (i) and (ii) is, individually or together with other such Contracts, reasonably likely to have a Material Adverse Effect;

          (c) all Contracts relating to the borrowing of money in excess of $1,000,000 by Allied or any Allied Subsidiary or the direct or indirect guarantee by Allied or any Allied Subsidiary of any obligation of any Person for borrowed money or other financial obligation of any Person in excess of $1,000,000 (other than indebtedness in respect of Investment Assets), or any other Liability of Allied or any Allied Subsidiary in respect of indebtedness for borrowed money or other financial obligation of any Person in excess of $1,000,000 (other than indebtedness in respect of Investment Assets), including, but not limited to, any Contract relating to or containing provisions with respect to (i) the maintenance of compensating balances that are not terminable by Allied or any Allied Subsidiary without penalty upon not more than ninety
(90) days' notice, (ii) any lines of credit or similar facilities, (iii) the payment for property, products or services of any other Person even if such property, products or services are not conveyed, delivered or rendered or (iv) any obligation to satisfy any financial obligation or covenants, including, but not limited to, take-or-pay, keep-well, make-whole or maintenance of working capital, capital or earnings levels or financial ratios or to satisfy similar requirements;

          (d) all Contracts (other than Insurance Contracts and other Contracts entered into in the ordinary course of business) with any Person containing any provision or covenant relating to the indemnification or holding harmless by Allied or any Allied Subsidiary of any Person which is reasonably likely to result in a Liability to Allied or any of the Allied Subsidiaries of $1,000,000 or more;

          (e) all leases or subleases of real property used in the conduct of the Business of Allied or any Allied Subsidiary and all other leases, subleases or rental or use Contracts providing for annual rental payments to be paid by or on behalf of Allied or any Allied Subsidiary, involving, in the case of each of the foregoing, annual payments in excess of $250,000;

          (f) all Contracts relating to the future disposition (including, but not limited to, restrictions on transfer or rights of first refusal) or future acquisition of any interest in any business enterprise, and all Contracts relating to the future disposition of a material portion of the Assets of Allied or any Allied Subsidiary other than in each case any Investment Asset or interest in any business enterprise or Assets to be acquired or disposed of in the ordinary course of business;

          (g) all Insurance Contracts (including, but not limited to, any Contract pursuant to which Allied receives or has received surplus relief) including, with respect to each such Contract, the ceding and assuming Person, the business reinsured and the amount of the Liability reinsured;

          (h) all other Contracts (other than (i) Insurance Contracts, (ii) Contracts relating to Investment Assets entered into in the ordinary course of business, (iii) employment Contracts that are not otherwise required to be set forth in the Allied Disclosure Schedule, (iv) Contracts solely between Allied or any Allied Subsidiary, on the one hand, and any Allied Subsidiary, on the other hand, and (v) other Contracts which are expressly excluded under any other subsection of this Section 4.14) that involve or are reasonably likely to involve the payment pursuant to the terms of such Contracts by or to Allied of $500,000 or more other than Contracts with insurance agents or brokers or the termination of which is reasonably likely to have a Material Adverse Effect.

          (i) all Contracts or arrangements (including, but not limited to, those relating to allocations of expenses, personnel, services or facilities) between or among Allied and any Subsidiary or Affiliate of Allied, other than those Contracts disclosed in the Allied Life SEC Documents or the Allied Group SEC Documents;

          (j) all outstanding proxies (other than routine proxies in connection with annual meetings), powers of attorney or similar delegations of authority of Allied or any Allied Subsidiary to an unrelated Person, other than those entered into in the ordinary course of business in connection with Investment Assets; and

          (k) all Contracts the terms of which provide that the Merger will give rise to a severance Liability for Allied, any Allied Subsidiary or the Surviving Company.

          Each of the Contracts made available pursuant to this Section 4.13 is in full force and effect and constitutes a valid and binding obligation of each of Allied and the Allied Subsidiaries to the extent that it is a party thereto. Except as set forth in the Allied Disclosure Schedule, neither Allied nor any Allied Subsidiary is in material violation, breach or default of any such Contract or, with or without notice or lapse of time or both, would be in material violation, breach or default of any such Contract, except for any violation, breach or default which, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect.

          Section 4.14    Insurance Issued by Allied.  Except as set forth in
                          --------------------------
the Allied Disclosure Schedule:

          (a) All material contracts, arrangements, treaties and agreements to which Allied is a party with respect to reinsurance applicable to insurance in force on the date of this Agreement, and all material contracts, arrangements, treaties and agreements under which Allied has any obligation to cede insurance, are valid, binding and in full force and effect in accordance with their terms. Allied is not in material default of any such material contract, arrangement, treaty or agreement, except for any default which, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect.

          (b) Each insurance policy or certificate form, as well as any related application form, written advertising material and rate or rule currently marketed by Allied, the use or issuance of which requires filing or approval, has been appropriately filed, and if required, approved by the insurance regulatory authorities of any state in which such policies and forms are required to be filed, except where the failure to make any such filing or receive any such approval would not be reasonably expected to have a Material Adverse Effect. To the Knowledge of Allied, all such policies and certificates, forms, applications, advertising materials and rates or rules are in compliance in all material respects with all applicable Laws;

          (c) Since January 1, 1994, all claims and benefits claimed by any Person under any Insurance Contract of Allied have or will have in all material respects been paid (or provision for payment thereof has been made) in accordance with the terms of the Contracts under which they arose, and such payments were not materially delinquent and were paid without fines or penalties, except for any such claims or claim for benefits of less than

$500,000 for which Allied reasonably believes there is a reasonable basis to contest payment and is taking (or is preparing to take) such action;

          (d) Except as set forth in the SAP Statements referred to in Section
4.5 and except as provided by applicable Law, no provision in any policy in force gives policyholders the right to receive dividends or distributions on their policies (other than accruals of interest on cash values or as claim benefits) or otherwise share in the benefits, revenue or profits of Allied, provided that the practice in certain instances of making dividends based upon policyholder loss experience or favorable earnings experience shall not violate the representation contained in this sentence. Except as incurred in the ordinary course of business, Allied is not liable to pay commissions upon the renewal of any insurance policy nor is it a party to any agreement providing for the collection of insurance premiums payable to Allied by any other Person;

               (e) Allied has made available to Nationwide a copy of all written investment policies and procedures for Allied;

          (f) Except as set forth in the Allied Disclosure Schedule, no Allied Subsidiary is engaged in any activity that would require registration by Allied or any Allied Subsidiary as an investment company, broker-dealer, investment advisor or fund administrator under any state or Federal Law, including the Exchange Act, the Investment Company Act and the Investment Advisers Act. Neither Allied nor any Allied Subsidiary maintains or manages any open-end management investment company or portfolio;

               (g) Neither Allied nor any Allied Subsidiary is engaged in the business of serving as a custodian or transfer agent;

          (h) Allied has duly and validly filed or caused to be filed all material reports, statements, documents, registrations, filings or submissions that were required by applicable insurance Laws to be filed, except where the failure to make any such filing would not be reasonably likely to have a Material Adverse Effect; all such filings complied with all applicable Laws in all material respects when filed, and no material deficiencies have been asserted with respect to any such filings which have not been satisfied in all material respects. All outstanding insurance policies, annuity contracts and assumption certificates issued by Allied and now in force are, to the extent required under applicable Laws, on forms approved by the insurance regulatory authority of the jurisdiction where issued and utilize premium rates which if required to be filed with or approved by insurance regulatory authorities have been so filed or approved, except where the failure to file or obtain the approval of such premium rates would not be reasonably likely to have a Material Adverse Effect, and the premiums charged conform thereto, except where the failure to conform would not have a Material Adverse Effect;

          (i) To Allied's Knowledge, no other party to any reinsurance, coinsurance or other similar agreement with Allied is in default thereunder, except for such defaults that would not reasonably be expected to have a Material Adverse Effect.

          (j) To Allied's Knowledge, (i) each insurance agent or broker, at the time such agent or broker wrote, sold or produced business for Allied, was duly licensed as an insurance agent or broker (for the type of business written, sold or produced by such insurance agent or broker) in the particular jurisdiction in which such agent or broker wrote, sold or produced such business for Allied, and
(ii) no such insurance agent or broker violated (or with notice or lapse of time or both would have violated) any term or provision of any Law or Order applicable to any aspect (including, but not limited to, the marketing, writing, sale or production) of the Business of Allied.

          Section 4.15    Cancellations.  Except as set forth in the Allied
                          -------------
Disclosure Schedule, between December 31, 1997 and the date of this Agreement, no Person or group of Persons acting in concert writing, selling or producing insurance business, which in the aggregate accounted for one percent (1%) or more of the gross premium income of Allied for the year ended December 31, 1997, has terminated or substantially reduced, or threatened to terminate or substantially reduce, its relationship with Allied.

          Section 4.16    Operations Insurance.  Allied has made available to
                          --------------------
Nationwide copies of all liability, property, workers compensation, directors and officers liability, and other similar Insurance Contracts that insure the Business or properties of Allied or any Allied Subsidiary or affect or relate to the ownership, use, or operations of any Assets of Allied or any Allied Subsidiary and that have been issued to Allied or any Allied Subsidiary. To the Knowledge of Allied, all such insurance is in full force and effect and is with financially sound and reputable insurers. To the Knowledge of Allied or any of the Allied Subsidiaries, all notices of reportable incidents with respect to such insurance occurring during the last five years have been given in writing to appropriate carriers on a basis sufficiently timely to preserve the right of recovery of such insurance, except where the failure for such incident to be covered by insurance would not be reasonably likely to have a Material Adverse Effect. Except as set forth in the Allied Disclosure Schedule, to the Knowledge of Allied or of any of the Allied Subsidiaries, no party to any Insurance Contract has stated an intent or threatened to terminate or materially increase the premium in respect of any such Insurance Contract.

          Section 4.17    Taxes and Tax Returns.  Except as set forth in the
                          ---------------------
Allied Disclosure Schedule:

          (a) All income Tax Returns and all other material Tax Returns required under applicable Law to be filed with or provided to any Person by Allied or any Allied Subsidiary have been (and, as to Tax Returns not filed as of the date hereof, will be) timely filed and such Tax Returns were true, complete and correct in all material respects;

          (b) Allied and each Allied Subsidiary have within the time and in the manner prescribed by Law paid all material Taxes due and payable except for those contested in good faith and for which adequate reserves have been taken. To the Knowledge of Allied, no claim has ever been made by an authority in a jurisdiction where Allied or any Allied Subsidiary does not file Tax Returns that Allied or any Allied Subsidiary may be subject to taxation by that jurisdiction, except where any Taxes that would be owed to such jurisdiction would not be reasonably likely to be material in amount;

          (c) Allied and each Allied Subsidiary have established (and until the Effective Time will maintain) on their books and records (i) reserves adequate to pay all Taxes not yet due and payable and all deficiencies asserted, proposed or threatened, in writing, against Allied or any Allied Subsidiary and (ii) reserves for deferred Taxes, in each case, in accordance with SAP or GAAP, as the case may be;

          (d) Neither Allied nor any Allied Subsidiary has requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed;

          (e) Neither Allied nor any Allied Subsidiary has executed any waivers, extensions or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns.

          (f) No outstanding deficiencies, assessments or written proposals for the assessment of any Taxes have been proposed, asserted or assessed in writing against Allied or any of the Allied Subsidiaries by any taxing authority;

          (g) No Proceedings are presently pending with regard to any Taxes or Tax Returns of Allied or any Allied Subsidiary. Allied has no Knowledge of any threatened Proceeding with respect to any such Taxes or Tax Returns.

          (h) No power of attorney currently in force has been granted by Allied or any Allied Subsidiary with respect to any matter relating to Taxes;

          (i) Neither Allied nor any Allied Subsidiary has received a Tax Ruling or entered into a Closing Agreement with any taxing authority that would have a continuing adverse effect after the Effective Time;

          (j) Allied and the Allied Subsidiaries have made available to Nationwide complete and accurate copies of (i) all Federal income Tax Returns, and any amendments thereto, filed by or on behalf of Allied and each Allied Subsidiary for all taxable years since 1994 and (ii) all audit reports received from any taxing authority relating to any Tax Return filed by Allied or any Allied Subsidiary;

          (k) None of Allied or any Allied Subsidiary is a party to any Tax allocation or sharing agreement with any Person. None of Allied or any Allied Subsidiary has any liability for Taxes of any Person other than Allied or an Allied Subsidiary under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, by Contract or otherwise;

          (l) Neither Allied nor any Allied Subsidiary is a party to any Contract or arrangement that, separately or in the aggregate, could, by reason of the transactions contemplated by this Agreement, give rise to the payment of any "excess parachute payment" within the meaning of Section 280G of the Code;

          (m) Neither Allied nor any Allied Subsidiary has taken any action or has any Knowledge of any fact or circumstance relating to Allied or any Allied Subsidiary that is reasonably likely to adversely affect the status of the Merger as a reorganization under Section 368 of the Code; and

          (n) Neither Allied nor any Allied Subsidiary has entered into a records retention agreement with any taxing authority.

          Section 4.18    Employees and Benefit Plans.  During the last 5 full
                          ---------------------------
fiscal years, Allied has had no employees and no "employee pension benefit plan" (as defined in Section 3(2) of ERISA), and no "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), or any other similar or related plan, program, arrangement or policy (written or oral), except (i) as set forth in the Allied Disclosure Schedule and (ii) the Amendment and Settlement of Excess Benefit Plan, dated February 13, 1990, and the Amended and Restated Excess Benefit Plan Trust, dated as of March 1, 1990, created thereunder (the "Rabbi Trust"), and of which John E. Evans and James D. Kirkpatrick are participants.

          Section 4.19    Intellectual Property.  Allied and each Allied
                          ---------------------
Subsidiary owns or otherwise has rights to use, free and clear of all Liens, all Intellectual Property used in their respective businesses as currently conducted; and the consummation of this transaction will not result in the loss of any rights. The use of the Intellectual Property will not infringe or otherwise violate the rights of any Person and no Person is challenging, infringing on or otherwise violating any right with respect to the Intellectual Property.

          Section 4.20    Rating Agencies.  Except as disclosed in the Allied
                          ---------------
Disclosure Schedule, since December 31, 1997, none of A.M. Best and Company, Standard & Poor's Corporation or Moody's Investor Services, Inc. (collectively, the "Rating Agencies") has, other than as a result of the announcement of the Merger or the transactions contemplated hereby (a) imposed conditions (financial or otherwise) on retaining any currently held rating assigned to Allied or (b) indicated to Allied that it is considering the downgrade of any rating assigned to Allied.

          Section 4.21    Investment Company.  None of the Allied Subsidiaries
                          ------------------
maintains any separate accounts. Neither Allied nor any of its Subsidiaries conducts activities of or is otherwise deemed under applicable law to control an "investment advisor" as such term is defined in Section 2(a)(20) of the 1940 Act, whether or not registered under the Investment Advisers Act of 1940, as amended. Neither Allied nor any of its Subsidiaries is an "investment company" as defined under the 1940 Act, and neither Allied nor any of its Subsidiaries sponsors any Person that is such an investment company.

          Section 4.22    Brokers or Finders.  No broker, investment banker,
                          ------------------
financial advi sor or other Person other than Allied's financial advisor, Donaldson, Lufkin & Jenrette Securities Corporation, whose fees and expenses shall be paid by Allied in accordance with Allied's agree ment with such firm, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Allied.

          Section 4.23    No Other Representations or Warranties.  Except for
                          --------------------------------------
the representations and warranties contained in this Agreement, neither Allied nor any other Person makes any other express or implied representation or warranty on behalf of Allied including, without limitation, any financial information, whether historical or projected, delivered or made available to Nationwide or its Representatives.

          Section 4.24    Limitation on Nationwide's Representations.  Allied
                          ------------------------------------------
acknowledges that in entering into this Agreement it has not relied on any representations or warranties of Nationwide or on any materials given to or made available to Allied or its Representatives by Nationwide or its Representatives other than the representations and warranties of Nationwide set forth in this Agreement.


                                   ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF NATIONWIDE

          Nationwide represents and warrants to Allied as follows:

          Section 5.1   Organization and Qualification.  Nationwide is a mutual
                        ------------------------------
insurance company duly organized, validly existing and in good standing under the Laws of the State of Ohio and has the requisite corporate power and authority to conduct its Business as it is currently being conducted. Each of the Nationwide Subsidiaries is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or formation and has the requisite corporate power and authority to conduct its Business as it is currently being conducted. Each of Nationwide and the Nationwide Subsidiaries is duly qualified to do business, and is in good standing, in the respective jurisdictions where the character of its Assets owned or leased or the nature of its Business makes such qualification necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect. Nationwide possesses an Insurance License in Iowa and in each jurisdiction in which Nationwide is required to possess an Insurance License. All such Insurance Licenses, including, but not limited to, authorizations to transact reinsurance, are in full force and effect without amendment, limitation or restriction, and Nationwide does not have Knowledge of any event, inquiry or Proceeding which is reasonably likely to lead to the revocation, amendment, failure to renew, limitation, suspension or restriction of any such Insurance License.

          Section 5.2    Authority Relative to this Agreement.
                         ------------------------------------

          (a) Nationwide has the requisite power and authority to execute and deliver this Agreement and, subject to approval of this Agreement by the Members of Nationwide, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly approved and authorized by the Board of Directors of Nationwide. Except for the approval and adoption of this Agreement by the Members of Nationwide, no other corporate proceedings on the part of Nationwide are necessary to authorize this Agreement and the transactions contemplated hereby. The affirmative vote of at least two-thirds of the Members of Nationwide voting, in person or by properly executed proxy, at the meeting called pursuant to Section 3.1 is the only vote of Members of Nationwide necessary to approve and adopt this Agreement and the transactions contemplated hereby.

          (b) This Agreement has been duly and validly executed and delivered by Nationwide and (assuming this Agreement is a valid and binding obligation of Allied) constitutes a valid and binding agreement of Nationwide enforceable against Nationwide in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar Laws now or hereafter in effect relating to creditors' rights generally and (ii) the remedy of specific performance and injunctive relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (c) The Board of Directors of Nationwide has received the opinion of Nationwide's financial advisor, Credit Suisse First Boston Corporation, to the effect that the Merger is fair to the policyholders of Nationwide, taken as a group, from a financial point of view. It is agreed and understood that such opinion is for the benefit of Nationwide's Board of Directors and may not be relied on by Allied or any Members or Affiliates thereof.

          Section 5.3    No Violation; Government Filings.
                         --------------------------------

          (a) The execution, delivery and performance of this Agreement by Nationwide and the consummation by Nationwide of the transactions contemplated hereby will not (i) constitute a breach or violation of or default under the articles of incorporation or the by-laws (or similar organizational documents) of Nationwide or any Nationwide Subsidiary, (ii) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Lien upon any of the Assets of Nationwide or any Nationwide Subsidiary under, any of the terms, conditions or provisions of any Contract to which Nationwide or any Nationwide Subsidiary is a party or to which it or any of its Assets may be subject or (iii) constitute a breach or violation of or default under any Environmental Permit, Law or License to which Nationwide or any Nationwide Subsidiary is subject other than, in the case of clauses (ii) and
(iii), for any such breaches, violations, conflicts, terminations, defaults, accelerations or Liens that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

          (b) Except for (i) the approval of the Meeting Notice by the Ohio Superintendent as contemplated by Section 3.1(b) hereof, (ii) the approval of this Agreement by the Board of Nationwide as contemplated by Section 3.1(a) hereof, (iii) the filing of this Agreement with and the approval of such by the Ohio Superintendent under the Ohio Insurance Law and the Iowa Commissioner and the Iowa Attorney General under the Iowa Insurance Law and such other applications, registrations, declarations, filings, authorizations, Orders, consents and approvals as may be required under the Laws of other jurisdictions,
(iv) the filings required under the HSR Act and the expiration or earlier termination of any waiting period applicable to the Merger under such Act, (v) the filings pursuant to Section 2.3 hereof, (vi) the filing of appropriate documents with and such consents as may be required under the Investment Company Act and the Investment Advisers Act, (vii) such Consents and Filings as may be required by any applicable state securities or "blue sky" Laws, and (viii) such other such Consents or Filings the failure of which to make or obtain would not, individually or in the aggregate, be reasonably likely to prevent or be a material impediment to the consummation of the transactions contemplated hereby or be reasonably likely to have a Material Adverse Effect. No Consent or Filing of or with any Person is required with respect to Nationwide or any Nationwide Subsidiary or any Nationwide Affiliate in connection with the execution and delivery of this Agreement by Nationwide and the consummation by Nationwide of the transactions contemplated hereby.

          Section 5.4  SAP Statements.  Nationwide has previously made available
                       --------------
to Allied true and complete copies of the following:

               (a) the Annual Statements for each Nationwide Insurer as of and for the years ended December 31, 1995, 1996 and 1997;

               (b) the Quarterly Statements for each Nationwide Insurer as of and for the calendar quarters ended March 31, 1998;

          (c) any supplemental or separate statutory annual statements or quarterly statements for each Nationwide Insurer for any of the periods ended December 31, 1995, 1996 or 1997 or March 31, 1998 that are filed with any insurance Governmental Entity and that differ from the Annual Statements or the Quarterly Statements described in
Section 5.4(a) or (b) hereto; and

          (d) the audited SAP balance sheets of each Nationwide Insurer as of December 31, 1995, 1996 and 1997 and the related audited summary of operations and statements of change in capital and surplus and cash flow of such Nationwide Insurer for each such year, together with the notes related thereto and the reports thereon of KPMG Peat Marwick, LLP (collectively with the items described in Section 5.4(a), (b) and (c), the "Nationwide SAP Statements").

          Each Nationwide SAP Statement complied (and, as to SAP Statements filed after the date of this Agreement, will comply) in all material respects with all applicable Laws when so filed, and all material deficiencies with respect to any such Nationwide SAP Statement, of which Nationwide has Knowledge, have been cured or corrected. Each Nationwide SAP Statement (and the notes related thereto) referred to in Section 5.4(a), (b), and (d) hereof was prepared (and, as to SAP Statements filed after the date of this Agreement, will be prepared) in accordance with SAP and presents (and, as to SAP Statements filed after the date of this Agreement, will present) fairly, in all material respects, the financial position of the respective Nationwide Insurers as of the respective dates thereof and the related summaries of operations and changes in capital and surplus and cash flow of the respective Nationwide Insurers for the respective periods covered thereby. To the Knowledge of Nationwide, each Nationwide SAP Statement (including the notes related thereto) referred to in
Section 5.4(c) hereof was prepared (or, in the case of similar SAP Statements filed after the date of this Agreement, will be prepared) in accordance with the statutory accounting practices required by the insurance Governmental Entity in the jurisdiction in which such statement was (or will be) filed.

          Section 5.5  GAAP Statements.  Nationwide has previously made
                       ---------------
available to Allied true and complete copies of the (i) audited GAAP Financial Statements for each of the Nationwide Subsidiaries, other than Nationwide Insurers, for the years ended December 31, 1995, 1996 and 1997 and (ii) unaudited GAAP Financial Statements for each of the Nationwide Subsidiaries, other than Nationwide Insurers, for the three months ended March 31, 1998 (collectively, the "Nationwide GAAP Financial Statements"). Each Nationwide GAAP Financial Statement was prepared in accordance with GAAP (except as may be indicated in the notes thereto, or, in the case of unaudited financial statements, subject to normal year-end audit adjustments and the absence of notes to such financial statements) and presents fairly, in all material respects, the financial position of the Nationwide Subsidiaries as to which such Nationwide GAAP Financial Statements have been provided as of the respective dates thereof and the related results of operations and cash flows of such Nationwide Subsidiaries for the respective periods covered thereby (subject, in the case of unaudited financial statements, to normal year-end audit adjustments and the absence of notes to such financial statements).

          Section 5.6    Absence of Certain Changes or Events.  Except as
                         ------------------------------------
disclosed in the Nationwide GAAP Financial Statements or the Nationwide SAP Statements, since December

31, 1997, each of Nationwide and the Nationwide Subsidiaries has conducted its Business only in the ordinary course of business, consistent with past practice, and there has not occurred (i) a Material Adverse Effect, or any event or events which, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect; (ii) except as required by SAP, GAAP or applicable Law, any material change by Nationwide in its accounting principles, practices or methods; or (iii) except as required by SAP, GAAP or applicable Law, any material change in the accounting, actuarial, investment, reserving, underwriting or claims administration policies, practices, procedures, methods, assumptions or principles of Nationwide.

          Section 5.7    No Undisclosed Liabilities.  Except as disclosed in the
                         --------------------------
Nationwide GAAP Financial Statements or the Nationwide SAP Statements, neither Nationwide nor any of the Nationwide Subsidiaries has any Liabilities required by SAP or GAAP to be set forth on a balance sheet of Nationwide or any Nationwide Subsidiaries, other than Liabilities arising since the date of the applicable Financial Statement in the ordinary course of business and consistent with past practice that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

          Section 5.8    Litigation.  Except as disclosed in the Nationwide GAAP
                         ----------
Financial Statements or the Nationwide SAP Statements, there are no Proceedings pending or, to the Knowledge of Nationwide or any of the Nationwide Subsidiaries, threatened against Nationwide or any Nationwide Subsidiary before any Governmental Entity or arbitrator which, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect. Neither Nationwide nor any Nationwide Subsidiary is subject to any Order, except for Orders which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

          Section 5.9  Compliance with Law.
                       -------------------

          (a) To the Knowledge of Nationwide, neither Nationwide nor any Nationwide Subsidiary is in violation (or, with notice or lapse of time or both, would be in violation) of any term or provision of any Law applicable to it or any of its Assets, the violation of which is, individually or in the aggregate with all other such violations, reasonably likely to have a Material Adverse Effect. Nationwide has made available to Allied a list of all reports (including, but not limited to, draft reports) of examinations of the affairs of each Nationwide Insurer (including, but not limited to, market conduct examinations) issued by insurance regulatory authorities for any period ending on a date on or after January 1, 1993; all material deficiencies or violations in such reports for any prior period have been resolved. All outstanding Insurance Contracts issued or assumed by any Nationwide Insurer are, to the extent required by Law, on forms and at rates approved by the insurance regulatory authorities of the jurisdictions where issued or have been filed with and not objected to by such authorities within the periods provided for objection.

          (b) Neither Nationwide nor any Nationwide Subsidiary is a party to any Contract with or other undertaking to, or is subject to any Order by, or is a recipient of any supervisory letter or other written communication of any kind from, any Governmental Entity which (i) is reasonably likely to have a Material Adverse Effect, or (ii) has been received since January 1, 1993 and relates to its reserve adequacy or its marketing, sales, trade or underwriting practices or policies which is materially adverse to Nationwide, nor, to the Knowledge of Nationwide or of any of the Nationwide Subsidiaries, has Nationwide or any of the Nationwide Subsidiaries been notified by any Governmental Entity that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such Order, Contract, undertaking, letter or other written communication.

          (c) Nationwide has implemented procedures and programs which are designed to provide reasonable assurance that Nationwide and its agents and employees are in compliance in all material respects with all applicable Laws, including, but not limited to, advertising, licensing and sales Laws, except where noncompliance would not be reasonably likely to have a Material Adverse Effect.

          Section 5.10    Insurance Issued by Nationwide Insurers.
                          ---------------------------------------

          (a) Since January 1, 1994, all claims and benefits claimed by any Person under any Nationwide Insurance Contract have or will have in all material respects been paid (or provision for payment thereof has been made) in accordance with the terms of the Contracts under which they arose, and such payments were not materially delinquent and were paid without fines or penalties, except for any such claims or claim for benefits of less than $500,000 for which the affected Nationwide Insurer reasonably believes there is a reasonable basis to contest payment and is taking (or is preparing to take) such action; and

          (b) to the Knowledge of Nationwide, (i) each insurance agent or broker, at the time such agent or broker wrote, sold or produced business for Nationwide, was duly licensed as an insurance agent or broker (for the type of business written, sold or produced by such insurance agent or broker) in the particular jurisdiction in which such agent or broker wrote, sold or produced such business for Nationwide, and (ii) no such insurance agent or broker violated (or with notice or lapse of time or both would have violated) any term or provision of any Law or Order applicable to any aspect (including, but not limited to, the marketing, writing, sale or production) of the Business of Nationwide.


                                  ARTICLE VI

                               CERTAIN COVENANTS

          Section 6.1    Allied Conduct of Business Pending the Merger.  Allied
                         ---------------------------------------------
covenants and agrees as to itself and the Allied Subsidiaries that, at all times up to and including the Effective Time, unless Nationwide shall otherwise consent in writing which consent shall not be unreasonably withheld (Nationwide agreeing that it will use its best efforts to respond to any request received from Allied arising under this Article VI within 2 Business Days, or sooner as circumstances may require, after receipt of such request), or as otherwise expressly permitted or contemplated by this Agreement or as set forth on the Allied Disclosure Schedule:

          (a) Allied shall, and shall cause each Allied Subsidiary to, conduct its Business only in the ordinary course and in substantially the same manner as heretofore conducted since December 31, 1997, and Allied and each Allied Subsidiary shall use all reasonable efforts to preserve intact its present business organization and preserve its regular services to, and maintain its relationships with, policyholders, insurers, agents, sales and distribution organizations, underwriters, investment customers, brokers, suppliers and all others having business dealings with it to the end that its goodwill and ongoing Business shall not be impaired in any material respect at the Effective Time;

          (b) Except as contemplated by this Agreement, Allied shall not, and shall not permit any Allied Subsidiary to, make or propose to make any change in its dividend practices or policies or in its underwriting, pricing, claims, risk retention, investment, reinsurance practices or policies in any material respect; and Allied agrees that it will notify Nationwide and provide Nationwide with information in reasonable detail regarding any material transactions (excluding investment transactions in the ordinary course of business consistent with past practice, but including transactions involving the securitization of Assets of Allied or of any Allied Subsidiary and transactions involving derivative securities), whether involving a purchase or sale, that it or any Allied Subsidiary is seriously considering;

          (c) Allied shall not make any material change in accounting methods or practices, including without limitation any change with respect to establishment of reserves for unearned premiums, losses (including without limitation incurred but not reported losses) and loss adjustment expenses, or any change in depreciation or amortization policies or rates adopted by it, except as required by Law, GAAP or SAP;

          (d) Allied shall not, and shall not permit any Allied Subsidiary to,
(i) amend its charter or by-laws (unless contemplated hereby), (ii) incur any individual Liability or series of related Liabilities in excess of $1,000,000 other than in the ordinary course of business consistent with past practice,
(iii) incur any indebtedness for money borrowed in the aggregate for Allied and the Allied Subsidiaries in excess of $10,000,000 for any such indebtedness having a maturity of 90 days or less or $1,000,000 for any such indebtedness having a maturity of more than 90 days, (iii) agree to any Merger, consolidation, demutualization, acquisition, redomestication, sale of all or a substantial portion of its Assets, bulk or assumption reinsurance arrangement or other similar reorganization, arrangement or business combination, (iv) prior to notifying Nationwide, enter into any material partnership, joint venture or profit sharing Contract, other than as envisioned by the Statement of Operating Principles, (v) enter into any Contract limiting the ability of Allied or of any Allied Subsidiary to engage in any Business, to compete with any Person, to do business with any Person or in any location or to employ any Person or limiting the ability of any Person to compete with such party or any of its Subsidiaries, (vi) enter into any Contract relating to the direct or indirect guarantee of any obligation of any Person in respect of indebtedness for borrowed money or other financial obligation of any Person other than in the ordinary course of business consistent with past practice, (vii) enter into any Contract that could materially and adversely affect the consummation of the transactions contemplated hereby, (viii) violate any of its covenants under the Pooling Agreement, or (ix) modify any Contract with respect to the subject of any of the foregoing clauses;

          (e) Allied shall not permit any Allied Subsidiary to issue or sell any shares of or interests in, or rights of any kind to acquire any shares of or interests in, or to receive any payment based on the value of, the capital stock of or other equity interests in or any securities convertible into shares of any capital stock of or other equity interests in any Allied Subsidiary;

          (f) Except (x) as set forth in the Allied Disclosure Schedule, (y) in the ordinary course of business consistent with past practice, or (z) as required by the terms of agreements or plans already in effect, applicable Law or as envisioned in the Statement of Operating Principles, Allied shall not, and shall not permit any Allied Subsidiary to (i) adopt or implement, or commit to adopt or implement, or materially amend, any collective bargaining, compensation, employment, consulting, pension, profit sharing, bonus, incentive, group insurance, termination, retirement or other employee benefit Contract, plan or policy, (ii) enter into or materially amend any severance Contract,
(iii) increase in any manner the compensation of, or enter into any Contract relating to the borrowing of money by, its directors, officers or other employees, except pursuant to the terms of agreements or plans as currently in effect provided that in no event shall any such individual increase in annual compensation exceed $400,000 per year, (iv) increase by more than 10% the aggregate number of its employees, (v) pay or agree to pay any pension, retirement allowance or other employee benefit not required by the current terms of any existing plan, agreement or arrangement to any director, officer or other employee, whether past or present, (vi) voluntarily recognize, or involuntarily become subject to, any labor organization or any other Person as a collective bargaining representative of one or more bargaining units comprising a material number of employees, or (vii) other than obligations that arise by operation of law or under the by-laws of a party as they exist on the date of this Agreement, or as contemplated by this Agreement, enter into, adopt or increase any indemnification or hold harmless arrangements with any directors, officers or other employees or agents of such party or any of its Subsidiaries or any other Person; provided that Allied may amend the terms of the Rabbi Trust to provide for specified investment guidelines with respect to the assets of the Rabbi Trust;

          (g) Other than in the ordinary course of business consistent with past practice, Allied shall not, and shall not permit any Allied Subsidiary to, make any capital expenditures or expenditures or commitments for expenditures for the purchase or lease of any products or services or group of products or services (other than with respect to Investment Assets) which in one or a series of related transactions exceed $1,000,000 or which in the aggregate for Allied and the Allied Subsidiaries taken as a whole exceed $2,500,000, except for expenditures relating to this Agreement and the consummation of the transactions contemplated hereby, and expenditures required to be made pursuant to existing Contracts to which Allied or any Allied Subsidiary is a party;

          (h) Other than in the ordinary course of business consistent with past practice or in connection with the redemption of outstanding guaranteed investment contracts in the exercise of Allied's reasonable judgment, Allied shall not, and shall not permit any Allied Subsidiary to, waive any rights with a value in excess of $500,000 or any other rights which are material to any Contract or make any payment, direct or indirect, of any Liability in excess of $500,000 before the same comes due in accordance with its terms, in each case, including, but not limited to, any provision of any Insurance Contract to permit a cash-out thereof;

          (i) Allied shall not, and shall not permit any Allied Subsidiary to, other than pursuant to the operation of separate accounts in the ordinary course of business, consistent with existing strategies, (i) sell, lease, mortgage, encumber or otherwise grant any interest in or dispose of any of its Assets which, individually or in the aggregate, are material to the financial condition of Allied or of Allied and the Allied Subsidiaries taken as a whole, and, in addition, in the case of Liens, for Permitted Liens and Liens not individually in excess of $500,000 and not aggregating in excess of $2,000,000 or (ii) restructure, amend, modify or otherwise affect any Investment Asset or any Contract relating thereto which is material to the financial condition of Allied or of Allied and the Allied Subsidiaries taken as a whole, and, in either case described in clauses (i) and (ii), only in accordance with the statement of investment policy set forth in the Allied Disclosure Schedule attached hereto; and Allied shall furnish to Nationwide a monthly report, in detail reasonably acceptable to Nationwide, of all such transactions or other changes (other than changes in market values or ordinary course changes such as interest payments, maturities, etc.) affecting Investment Assets of Allied or any Allied Subsidiary which took place since the last such report;

          (j) Allied agrees that it shall not, nor shall it permit any Allied Subsidiary to, other than pursuant to the operation of separate accounts involved in real estate in the ordinary course, consistent with existing strategies, make any equity real estate investments (other than through restructuring or foreclosure or pursuant to commitments existing at the date hereof or to protect the value of existing investments in the exercise of reasonable business judgment) and that neither Allied nor any Allied Subsidiary shall take any action, other than in the exercise of reasonable business judgment and following discussion with Nationwide, which results, individually or in the aggregate, in (i) the realization of any gross capital loss or losses in an amount of $10,000,000 or more or (ii) an adverse impact on the surplus of Allied or of an Allied Subsidiary in an amount of $10,000,000 or more;

          (k) Other than in the ordinary course of business consistent with past practice, Allied shall not, and shall not permit any Allied Subsidiary to, enter into any material Contract or amend or waive any material provision of any material Contract which would involve the payment by Allied or any Allied Subsidiary of $1,000,000 or more;

          (l) Other than in the ordinary course of business consistent with past practice, Allied shall not, and shall not permit any Allied Subsidiary to, settle or compromise any claim in any action, proceeding or investigation which could result in an expenditure for Allied and the Allied Subsidiaries in excess of $2,000,000;

          (m) Allied shall not, and shall not permit any Allied Subsidiary to, purchase or otherwise acquire, except pursuant to a Contract in effect on the date of this Agreement, (i) any controlling equity interest in any Person (other than Investment Assets), (ii) any non-publicly traded securities in excess of $5,000,000 per transaction or $5,000,000 per issuer or credit, (iii) any investments in fixed income securities rated in NAIC Class 4, 5 or 6, non-publicly traded equity securities or Assets required to be shown on Schedule BA of a Person's Annual Statement in excess of $5,000,000 per transaction or $5,000,000 per issuer or credit, or (iv) any real property or mortgage investments except in the ordinary course of managing the existing portfolio of real property and mortgage investments, including foreclosing purchase money mortgages, extensions and refinancings;

          (n) Allied shall not, and shall not permit any Allied Subsidiary to, enter into any new, or materially amend any existing, reinsurance Contracts or arrangements, except in accordance with existing reinsurance agreements or in the ordinary course of business and consistent with past practice;

          (o) Allied shall, and shall cause each Allied Subsidiary to, maintain uninterrupted its existing insurance coverage of all types in effect or procure substantially similar substitute insurance policies with financially sound and reputable insurance companies in at least such amounts and against such risks as are currently covered by such policies if such coverage is available, except for insurance coverage the failure to so keep would not have a Material Adverse Effect;

          (p) Allied shall deliver to Nationwide as promptly as practicable after preparation thereof, unaudited or audited, as the case may be, SAP Statements filed by or on behalf of Allied after the date hereof;

          (q) Allied shall not, nor shall Allied permit any Allied Subsidiary to, take any actions that would be reasonably likely to adversely affect the status of the Merger as a reorganization under Section 368 of the Code;

          (r) Neither Allied nor any Allied Subsidiary shall (i) make or rescind any material express or deemed election relating to Taxes, (ii) make a request for a Tax Ruling or enter into a Closing Agreement, settlement or compromise with respect to any material Tax matter or (iii) with respect to any material Tax matter, change any of its methods of reporting income or deductions for Federal income Tax purposes from those employed in the preparation of its Federal income Tax Return for the Taxable year ending December 31, 1997, except as may be required by Law;

          (s) Other than in the ordinary course of Business and consistent with past practice, neither Allied nor any Allied Subsidiary shall declare, set aside or pay any dividends or distributions (whether in cash, stock or property) in respect of any capital stock of any Allied Subsidiary or redeem, purchase or otherwise acquire any of such Allied Subsidiary's capital stock;

          (t) Neither Allied nor any Allied Subsidiary shall settle pending or threatened litigation in an amount exceeding $1,000,000, other than settlement of pending or threatened litigation with respect to claims arising under contracts of insurance or reinsurance underwritten, ceded or assumed by any Allied Subsidiary which settlement will not have a Material Adverse Effect;


               (u) Allied shall not amend any agreement with Allied Group, Allied Life or any Subsidiaries thereof; and

          (v) Neither Allied nor any Allied Subsidiary shall agree, in writing or otherwise, to take any of the actions prohibited by the foregoing clauses (a) through (u).

          Section 6.2    Nationwide Conduct of Business Pending the Merger.
                         -------------------------------------------------
Nationwide covenants and agrees that, at all times up to and including the Effective Time, unless Allied shall otherwise consent in writing which consent shall not be unreasonably withheld (Allied agreeing that it will use its best efforts to respond to any request received from Nationwide arising under this
Article VI within 2 Business Days after the receipt of such request), or as otherwise expressly permitted or contemplated by this Agreement:

          (a) Nationwide shall use all reasonable efforts to preserve intact its present business organization and preserve its regular services to, and maintain its significant business relationships with, policyholders, insureds, agents, underwriters, brokers, investment customers, suppliers and all others having business dealings with it to the end that its goodwill and ongoing Business shall not be impaired in any material respect;

          (b) Nationwide shall not (i) amend its articles of incorporation or by-laws in a manner which would be inconsistent with the consummation of the transactions contemplated hereby, (ii) agree to any Merger in which it is not the surviving entity or any consolidation, demutualization, redomestication, sale of all or substantially all of its Assets or any other similar reorganization, arrangement or business combination or (iii) enter into or modify any Contract in a manner that will or is reasonably likely to materially and adversely affect the consummation of the transactions contemplated hereby;

          (c) Nationwide shall maintain uninterrupted its existing insurance coverage of all types in effect or procure substantially similar substitute insurance policies with financially sound and reputable insurance companies in at least such amounts and against such risks as are currently covered by such policies if such insurance coverage is available, except for insurance coverage the failure to so keep in effect would not have a Material Adverse Effect;

          (d) Nationwide shall not, nor shall Nationwide permit any Nationwide Subsidiary to, take any actions that would be reasonably likely to adversely affect the status of the Merger as a reorganization under Section 368 of the Code; and

          (e) Nationwide shall not agree, in writing or otherwise, to take any of the actions prohibited by the foregoing clauses (a) through (d).

          Section 6.3    Reasonable Efforts.
                         ------------------

          (a) Upon the terms and subject to the conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action to do, or cause to be done, and to assist and cooperate with the other party hereto in doing or causing to be done, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including, but not limited to, (i) the actions set forth in Article III hereof,
(ii) the obtaining of all Governmental Approvals, and all other necessary actions or nonactions, waivers, consents and approvals from all appropriate Governmental Entities and other Persons and the making of all necessary registrations and filings, (iii) the resolution of all organizational and human resources issues relating to the transactions contemplated hereby, (iv) the obtaining or making of all Consents, Environmental Permits, Filings or Licenses necessary or desirable to ensure that the Business of the Surviving Company may be conducted without disruption consistent with the past practice of each of the parties and (v) the defending of any Proceedings challenging this Agreement or the consummation of the transactions contemplated hereby, the defense of which shall, at the request of either Allied or Nationwide, be conducted jointly by Nationwide and Allied on a basis that is reasonably satisfactory to both Allied and Nationwide. Nothing set forth in this Section 6.3 shall limit or affect actions permitted to be taken pursuant to Section 6.9.

          (b) Nationwide covenants that it will submit the Form A regulatory applications for Allied, Allied Group and Allied Life simultaneously, and will amend its current Form A filing for Allied Group to include supplemental Form A filings for Allied and Allied Life, shall use its reasonable best efforts to (i) conduct the regulatory hearing and approval process concurrently for each of Allied, Allied Group and Allied Life, (ii) seek concurrent regulatory approvals for Nationwide's transactions with each of Allied, Allied Group and Allied Life, and (iii) conduct the regulatory approval process in a manner so as to protect the policyholder interests of each of Allied and Nationwide. Both Allied and Nationwide agree to use their respective reasonable best efforts to coordinate and cooperate during the regulatory approval process.

          Section 6.4    Access and Information.
                         ----------------------

          (a) Subject to the terms of Section 6.4(b), each of Nationwide and Allied shall (i) afford to the other and the Representatives of the other, including environmental consultants, reasonable access during normal business hours through the period commencing on the date hereof and continuing until immediately prior to the Effective Time to all of its and its Subsidiaries' Assets, books, Tax Returns, Contracts, commitments and records, including for purposes of environmental assessments and other environmental due diligence, and
(ii) during such period, each of Nationwide and Allied shall furnish promptly to the other all such information concerning its Business, Assets and personnel or those of any of its Affiliates, in either clause (i) or (ii), as the other may reasonably request.

          (b) Unless otherwise agreed in writing by the parties, each of the parties agree (a) except as required by law, to keep all Confidential Information confidential and not to disclose or reveal any Confidential Information to any person other than those Persons employed by it or on its behalf who are actively and directly participating in the planning, negotiation and implementation of the transactions contemplated hereby or who otherwise need to know the Confidential Information and to cause those persons to observe the terms of this Section 6.4(b) and (b) not to use the Confidential Information for any purpose other than in connection with the planning, negotiation and implementation of the transactions contemplated hereby. In the event of the termination of this Agreement for any reason, each of the parties agrees to return, and cause its Representatives to return, to the other all copies of written Confidential Information relating to the other and to destroy all memoranda, notes and other writings prepared based upon or including Confidential Information supplied by the other party and neither party shall use Confidential Information supplied by the other for any purpose.

          Section 6.5    Notice of Proceedings.  Each of Nationwide and Allied
                         ---------------------
shall promptly notify the other of, and provide to the other all information relating to, any Proceedings or investigations commenced or, to the best of its Knowledge, threatened which relate to the execution of this agreement or the consummation of the transactions contemplated hereby.

          Section 6.6   Notification of Certain Other Matters.  Each party shall
                        -------------------------------------
promptly notify the other of any of the following events should any such events occur subsequent to the date hereof:

          (a) the receipt by such party of any written notice from any Person alleging that the consent of such Person is or may be required in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby, and where the failure to obtain such a consent is reasonably likely to have a Material Adverse Effect; and

          (b) the receipt by such party of any written notice from or to any Governmental Entity in connection with this Agreement or the transactions contemplated hereby.

In furtherance of the foregoing, to the fullest extent permitted under applicable Law, each party shall make available to the other with copies (or, to the extent written materials are not involved, oral notice) of proposed notices, applications or any other communications to any Governmental Entity or rating agency in connection with this Agreement or the transactions contemplated hereby, including, but not limited to, in respect of the Governmental Approvals, in each case at least three (3) Business Days prior to dispatch of written materials (or, to the extent written materials are not involved, prior to initiation) and neither Nationwide nor Allied will dispatch (or, to the extent written materials are not involved, initiate) such notice, application or communication without the prior consent of the other party, which consent shall not be unreasonably withheld or delayed.

          Section 6.7    Indemnification.
                         ---------------

          (a) Nationwide agrees that all rights to indemnification now existing in favor of any of the current or former employees, directors, agents or officers of Allied or any of the Allied Subsidiaries (the "Indemnitees"), with respect to any Losses (including, but not limited to, Losses arising out of any litigation or threatened litigation) based on, arising, in whole or in part, out of, or otherwise in respect of, any action which is taken, or matter existing or occurring on or prior to the Effective Time, as provided in Allied's articles of incorporation or by-laws or any indemnification agreements by and between any of the Indemnitees and Allied or otherwise existing to the fullest extent under Law on the date hereof shall survive the Merger.

          (b) From and after the Effective Time, Nationwide agrees that it will indemnify and hold harmless each of the Indemnitees from and against any and all Losses (including, but not limited to, Losses arising out of any litigation or threatened litigation) based on, arising, in whole or in part, out of, or otherwise in respect of, any action which is taken, or matter existing or occurring on or prior to the Effective Time. Nothing contained herein, however, shall require Nationwide to indemnify any Indemnitee if a court of competent jurisdiction shall have determined that such indemnification is unenforceable or void as a matter of public policy, and such determination shall have become final and nonappealable.

          (c) For a period of six years after the Effective Time, Nationwide shall maintain in effect directors' and officers' liability insurance covering those persons who are currently covered by Allied's directors' and officers' liability insurance policy on terms (including the amounts of coverage and the amounts of deductibles, if any) that are comparable to the terms now applicable to directors and officers of Nationwide, or, if more favorable to Allied's directors and officers, the terms now applicable to them under Allied's current policies; provided, however, that in no event shall Nationwide be required to expend in excess of the greater of 200% of the annual premium currently paid by Allied for such coverage and the annual premium paid by Nationwide for its current directors' and officers' liability insurance coverage (the "Maximum Premium"); and provided further, that if the premium for such coverage exceeds the Maximum Premium, Nationwide shall purchase a policy with the greatest coverage available for the Maximum Premium.

          (d) In the event that Nationwide or any of its successors or assigns
(i) consolidates with or merges into any other Person and is not the continuing or surviving corpora tion or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Nationwide assume the obligations set forth in this Section 6.7.

          (e) The provisions of this Section 6.7 shall survive the consummation of the Merger at the Effective Time and are intended to be for the benefit of, and shall be en forceable by, each Indemnitee, his or her heirs and his or her representatives and are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have under the articles of incorporation or by-laws of the Surviving Company or any of its Subsidiaries, under any contract, under applicable Law or otherwise.

          Section 6.8    Transfer Taxes.  The Surviving Company shall pay or
                         --------------
cause to be paid any real property transfer and similar Taxes to which the Allied policyholders may be subject as a result of the Merger and the transactions contemplated hereby, and the Surviving Company shall file or cause to be filed all Tax Returns relating to such transfer Taxes which are due.

          Section 6.9  Acquisition Proposals.  Allied will not, and will not
                       ---------------------
permit or cause any of its Subsidiaries or any of the officers or directors of it or its Subsidiaries to, and shall direct its and its Subsidiaries' Representatives not to, directly or indirectly, initiate, solicit, knowingly encourage or otherwise knowingly facilitate the making of any Acquisition Proposal. Allied will not, and will not permit or cause any of its Subsidiaries or any of the officers and directors of it or its Subsidiaries to and shall direct its and its Subsidiaries' employees, agents and Representatives not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person relating to an Acquisition Proposal, whether made before or after the date of this Agreement, or otherwise knowingly facilitate any effort or attempt to make or implement an Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent Allied or its Board of Directors from (A) providing information in response to a request therefor by a Person who has made an unsolicited bona fide written Acquisition Proposal; (B) engaging in any negotiations or discussions with any Person who has made an unsolicited bona fide written Acquisition Proposal; or (C) recommending such an Acquisition Proposal to the Members of Allied, if and only to the extent that, (i) in each such case referred to in clause (A), (B) or (C) above, the Board of Directors of Allied determines in good faith that the failure to take such action is reasonably likely to result in a breach of such Board's fiduciary duties under, or otherwise violate, applicable Law; and (ii) in each case referred to in clause (B) or (C) above, the Board of Directors of Allied determines in good faith that such Acquisition Proposal may be a Superior Proposal. Allied will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Allied agrees that it will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 6.9.

          Section 6.10  Litigation.  From and after the date hereof and until
                        ----------
the Effective Time, Nationwide shall cease, in any and all respects, the prosecution of any pending litigation against Allied or any Affiliates thereof. Immediately following the Effective Time, Nationwide shall dismiss, with prejudice, any and all litigation brought by Nationwide against Allied or any Affiliates thereof.

          Section 6.11    HSR Act.  Nationwide and Allied shall take all actions
                          -------
necessary to file as soon as practicable after the date hereof all notifications, filings and other documents required under the HSR Act, and to respond as promptly as practicable to any inquiries received from the FTC, the Antitrust Division and any other Governmental Entity for additional informa tion or documentation and to respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other Governmental Entity in connection therewith.

          Section 6.12   Tax Treatment.  The parties intend the Merger to
                         -------------
qualify as a reor ganization under Section 368(a) of the Code; each party and its affiliates shall use its best efforts to cause the Merger to so qualify. Each of the parties agrees that neither it nor any of its Affiliates shall take any action, including any transfer or other disposition of assets or any interest in Allied after the Closing, that would cause the Merger not to qualify as a reorganization under Section 368(a) of the Code. Nationwide shall report the Merger for income tax purposes as a reorganization within the meaning of
Section 368(a) of the Code and any comparable state or local tax statute.


                                  ARTICLE VII

                                  CONDITIONS

          Section 7.1    Conditions to Each Party's Obligation to Effect the
                         ---------------------------------------------------
Merger.  The respective obligations of each party to effect the Merger shall be
------
subject to the fulfillment at or prior to the Closing Date of the following conditions:

          (a) this Agreement and the Merger shall have been approved and adopted by the requisite votes of the respective Members of Nationwide and Allied at a special meeting of the Members of Nationwide and Allied called for such purpose;

          (b) the waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been earlier terminated and, other than the filings provided for in subclauses (a) and (b) of the second sentence of
Section 2.3, all Governmental Approvals and other Consents or Filings which are required to be obtained prior to the Effective

Time (other than those Governmental Approvals for which the failure to obtain would not be reasonably likely to have a Material Adverse Effect) shall have been obtained and not rescinded or adversely modified or limited or, if merely required to be filed, such filings shall have been made and accepted, and all waiting periods prescribed by applicable Law shall have expired or been terminated in accordance with applicable Law; provided that no such Governmental Approval or other Consent or Filing shall contain any conditions or limitations that impose or seek to impose any limitation on the ability of the Surviving Company and its Subsidiaries, taken as a whole, to conduct its Business or own its Assets after the Effective Time in substantially the same manner as the parties and their respective Subsidiaries presently conduct their Business or own their Assets and which conditions and limitations would have a Material Adverse Effect on the Surviving Company and its Subsidiaries, taken as a whole; and

          (c) no Order entered or Law promulgated or enacted by any Governmental Entity shall be in effect which would prevent the consummation of the Merger or any other material transactions completed hereby, and no Proceeding brought by a Governmental Entity shall have been commenced and be pending which seeks to restrain, enjoin, prevent, or materially delay or restructure the Merger or any other material transactions contemplated hereby.

          Section 7.2    Conditions to Obligation of Allied to Effect the
                         ------------------------------------------------
Merger. The obligations of Allied to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, any one or more of which may be waived by Allied, but only to the extent permitted by Law and subject to Section 9.5 hereof:

          (a) The representations and warranties of Nationwide contained in this Agreement shall be true and correct on the date hereof and on and as of the Closing Date as though made on the Closing Date (other than those representations and warranties that expressly address matters only as of a particular date or only with respect to a specific period of time which need only be true and correct as of such date or with respect to such period), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "material adverse effect" set forth therein), does not have, and is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Nationwide; and

          (b) Nationwide shall have performed and complied in all material respects with all obligations, covenants and agreements required to be performed and complied with by it under this Agreement at or prior to Closing Date.

          Section 7.3    Conditions to Obligation of Nationwide to Effect the
                         ----------------------------------------------------
Merger.  The obligations of Nationwide to effect the Merger shall be subject to
------
the fulfillment at or prior to the Closing Date of the following conditions, any one or more of which may be waived by Nationwide, but only to the extent permitted by Law and subject to Section 9.5 hereof:

          (a) The representations and warranties of Allied contained in this Agreement shall be true and correct on the date hereof and on and as of the Closing Date as though made on the Closing Date (other than those representations and warranties that expressly address matters only as of a particular date or only with respect to a specific period of time which need only be true and correct as of such date or with respect to such period), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "material adverse effect" set forth therein), does not have, and is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Allied; and

          (b) Allied shall have performed and complied in all material respects with all obligations, covenants and agreements required to be performed and complied with by it under this Agreement at or prior to the Closing Date.

          Section 7.4    Frustration of Closing Conditions.  Neither Allied nor
                         ---------------------------------
Nationwide may rely on the failure of any condition set forth in Section 7.1,
7.2 or 7.3, as the case may be, to be satisfied if such failure was caused by such party's failure to use its best efforts to consummate the Merger and the other transactions contemplated by this Agreement.

                                 ARTICLE VIII

                                  TERMINATION

          Section 8.1    Termination.  This Agreement may be terminated and the
                         -----------
Merger abandoned at any time prior to the Effective Time, whether before or after approval of the Merger by the Members of Nationwide or of Allied:

          (a) by the mutual written agreement of the parties hereto duly authorized by action taken by or on behalf of their respective Boards of Directors; or

               (b) by Nationwide or Allied if the Merger shall not have occurred on or before June 30, 1999; or

          (c) by Nationwide if the number of votes in favor of this Agreement cast by the Members of Nationwide required for the consummation of the Merger shall not have been obtained at the meeting of its Members or at any adjournment thereof duly held for such purpose; or

          (d) by Allied if the number of votes in favor of this Agreement cast by the Members of Allied required for the consummation of the Merger shall not have been obtained at the meeting of its Members or at any adjournment thereof duly held for such purpose; or

          (e) by Allied if Nationwide (x) breaches or fails in any material respect to perform or comply with any of its material covenants and agreements contained herein or (y) breaches its representations and warranties in any material respect and such breach would have, or is reasonably likely to have, a Material Adverse Effect on Nationwide, in each case such that the conditions set forth in Section 7.1 or Section 7.2 would not be satisfied; provided, however,
                                                            --------  -------
that if any such breach is curable by Nationwide through the exercise of its best efforts and for so long as Nationwide shall be so using its best efforts to cure such breach, Allied may not terminate this Agreement pursuant to this
Section 8.1(e); or

          (f) by Nationwide if Allied (x) breaches or fails in any material respect to perform or comply with any of its material covenants and agreements contained herein or (y) breaches its representations and warranties in any material respect and such breach would have, or is reasonably likely to have, a Material Adverse Effect on Allied, in each case such that the conditions set forth in Section 7.1 or Section 7.3 would not be satisfied; provided, however,
                                                            --------  -------
that if any such breach is curable by Allied through the exercise of its best efforts and for so long as Allied shall be so using its best efforts to cure such breach, Nationwide may not terminate this Agreement pursuant to this
Section 8.1(f); or

          (g) by Allied, if the Board of Directors of Allied (or any committee thereof) shall have withdrawn or modified or changed in a manner adverse to Nationwide its ap proval or recommendation of this Agreement or the Merger in order to approve and permit Allied to execute a definitive agreement with a Third Party relating to an Superior Proposal; or

          (h) by Nationwide, if the Board of Directors of Allied (or any committee thereof) shall have withdrawn or modified or changed in a manner adverse to Nationwide its approval or recommendation of this Agreement or the Merger or shall have recommended an Superior Proposal, or Allied shall have entered into a definitive agreement pro viding for an Superior Proposal with a Third Party.

          Section 8.2    Effect of Termination.
                         ---------------------

          In the event of the termination of this Agreement by either Nationwide or Allied, as provided in Section 8.1, written notice thereof shall forthwith be given to the other party specifying the provision hereof pursuant to which such termination is made, this Agreement shall thereafter become void and there shall be no Liability on the part of either party hereto against the other party hereto, or on the part of its directors, officers, employees, policyholders, shareholders or agents (or those of any of its Subsidiaries or Affiliates), except that (i) any such termination shall be without prejudice to the rights of either party hereto (or any of its Subsidiaries or Affiliates) arising out of the willful breach by the other party of any covenant or agreement contained in this Agreement, and (ii) with respect to Nationwide and Allied, the obli gations pursuant to this Section 8.2, Section 6.4(b) and Section 9.2 shall survive termination.

                                  ARTICLE IX

                                 MISCELLANEOUS

          Section 9.1  Survival of Representations and Warranties.  None of the
                       ------------------------------------------
representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time or the termination of this Agreement.

          Section 9.2    Fees and Expenses.  Whether or not the Merger is
                         -----------------
consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses, except for expenses incurred in connection with the printing, mailing and solicitation of proxies from policyholders which shall be borne by Nationwide and Allied in proportion to the number of Members thereof.

          Section 9.3    Notices.  All notices, consents, requests, approvals,
                         -------
authorizations and other communications (collectively, "Notices") required or permitted to be given hereunder by one party to another shall only be effective if in writing. All Notices shall be sent (i) by registered or certified mail (with return receipt requested), postage prepaid, or (ii) by Federal Express, U.S. Post Office Express Mail, Airborne or similar overnight courier which delivers, if requested, only upon signed receipt of the addressee (with such signed receipt being requested), or (iii) by facsimile transmission, and addressed or transmitted as follows or at such other address or facsimile number, and to the attention of such other person, as the parties shall give notice as herein provided:

    If to Nationwide, to:

    Nationwide Mutual Insurance Company
    One Nationwide Plaza
    Columbus, Ohio  43215
    Attention: David A. Diamond, Vice President-Enterprise Controller Facsimile No.: (614) 249-4462

    with a copy to:

    Nationwide Mutual Insurance Company
    One Nationwide Plaza
    Columbus, Ohio  43215
    Attention:  Mark B. Koogler, Vice President and Associate General Counsel
                Roger A. Craig, Counsel
    Facsimile No.:  (614) 249-7254
      with a copy to:

      Holleb & Coff
      55 E. Monroe
      Chicago, Illinois 60603
      Attention:  Eric M. Fogel, Esq.
      Facsimile No.:  (312) 807-3900

      If to Allied, to:

      Allied Mutual Insurance Company
      701 Fifth Avenue
      Des Moines, Iowa  50391-2000
      Attention: John E. Evans, Chairman of the Board
                 Douglas L. Andersen, President and Chief Executive Officer Facsimile No.: 515-280-4399

      with copies to:

      Nyemaster, Goode, Voigts, West, Hansell & O'Brien
      A Professional Corporation
      700 Walnut Street, Suite 1600
      Des Moines, Iowa  50309-3899
      Attention: Mark C. Dickinson, Esq.
      Facsimile No.: 515-283-3108

      and

      Skadden, Arps, Slate, Meagher & Flom LLP
      919 Third Avenue
      New York, New York  10022-3897
      Attention: Jeffrey W. Tindell, Esq.
      Facsimile No.: 212-451-7321

          A Notice shall be effective upon receipt and shall be deemed to be received, if sent by registered or certified mail, U.S. Post Office Express Mail, Federal Express, Airborne or similar overnight courier, on the date of receipt by the recipient as shown on the return receipt card, or if sent by facsimile, upon receipt by the sender of an acknowledgment or transmission report generated by the machine from which the facsimile was sent indicating that the facsimile was sent in its entirety to the recipient's facsimile number; provided that if a Notice is received by facsimile on a day which is not a Business Day, or after 5:00 p.m. on any Business Day at the addressee's location, such Notice shall be deemed to be received by the recipient at 9:00 a.m. on the first Business Day thereafter. Rejection or other refusal to accept or the inability to deliver because of changed address of which no Notice was given shall be deemed to be receipt of the Notice as of the date of such rejection, refusal or inability to deliver.

          Section 9.4    Amendments.  Subject to applicable Law, this Agreement
                         ----------
may be amended by the parties hereto at any time before or after the approval of this Agreement by the Members of Nationwide or of Allied, but after such approval no amendment or modification shall be made which in any way materially adversely affects the rights of such Members without the further approval of such Members. Any amendment, modification or material waiver of this Agreement shall be subject to the approval of the Ohio Superintendent, the Iowa Commissioner and the Iowa Attorney General. This Agreement may not be amended, modified or supplemented except by written agreement of the parties hereto.

          Section 9.5    Extension; Waiver.  At any time prior to the Effective
                         -----------------
Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) except as provided by Section 9.4, waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Nothing contained in this Agreement shall cause the failure of either party to insist upon strict compliance with any covenant, obligation, condition or agreement contained herein to operate as a waiver of, or estoppel with respect to, any such covenant, obligation, condition or agreement by the party entitled to the benefit thereof.

          Section 9.6    Publicity.  So long as this Agreement is in effect,
                         ---------
each of the parties hereto (i) shall not, and shall cause its Affiliates not to, issue or cause the publication of any press release or other announcement to any Person with respect to this Agreement or the transactions contemplated hereby without the consent of the other party, which consent shall not be unreasonably withheld or delayed; provided, however, that nothing contained in this Agreement
                     --------  -------
shall (A) limit the right of each of the parties hereto and their Affiliates to make a legally required filing or communication, provided that, to the extent
                                                 --------
possible, such party shall consult with the other party before making such filing or communication, or responding to any communications initiated by any non-affiliated Person, including, but not limited to, any rating agency or Governmental Entity, (B)prohibit either party hereto (or its Affiliates) from initiating communications with, and making presentations to, any rating agency or Governmental Entity relating to the transactions contemplated hereby if such party gives prior notice thereof to the other party hereto, or (C)prohibit Nationwide or Allied or any of their respective Affiliates from communicating to any third party information in any way relating to the Merger that has been made known to the general public, other than in violation of this Agreement, prior to the time of such communication, (ii) shall cooperate fully with the other party hereto with respect to issuing or publishing any press release, or other announcement or other written communication to any non-affiliated Person and preparing written and oral communications to the employees and agents of each party hereto with the purpose of effectuating the Merger in the best interests of the respective Members of Nationwide and Allied and (iii) shall promptly notify the other party of any communications received from and responses provided to non-affiliated Persons, in either case, with respect to this Agreement or the transactions contemplated hereby.

          Section 9.7  Headings.  The headings contained in this Agreement are
                       --------
for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          Section 9.8    Nonassignability.  Neither this Agreement nor any of
                         ----------------
the rights, interests or obligations hereunder shall be assigned by either party hereto by operation of Law or otherwise without the prior written consent of the other party hereto.

          Section 9.9    Beneficiaries.  This Agreement shall be binding upon
                         -------------
and inure solely to the benefit of the parties hereto and their permitted assigns, and nothing in this Agreement, expressed or implied, is intended to confer upon any other Person (including, but not limited to, any policyholder, shareholder or employee of Allied, Nationwide or their Subsidiaries) any rights or remedies of any nature under or by reason of this Agreement, except as expressly provided in Section 2.6, Section 2.7, Section 6.7, Section 6.8,
Section 6.10 and Section 6.12 hereof.

          Section 9.10  Duplicates; Counterparts.  This Agreement shall be
                        ------------------------
executed in duplicate and may be executed in counterparts, each of which shall be deemed to constitute an original and constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be as effective as delivery of a manually executed counterpart of this Agreement. In proving this Agreement, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

          Section 9.11    Governing Law; Jurisdiction.  This Agreement shall be
                          ---------------------------
governed by and construed and enforced in accordance with the laws of the State of Iowa without regard to the conflict or choice of laws rules thereof or of any other jurisdiction.

          Section 9.12    Entire Agreement.  This Agreement constitutes the
                          ----------------
entire agreement between the parties hereto and supersedes all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof and thereof.

          Section 9.13  Severability.  If any provisions hereof shall be held
                        ------------
invalid or unenforceable by any court of competent jurisdiction or as a result of future legislative action, such holding or action shall be strictly construed and shall not affect the validity or effect of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision hereof is invalid, void or unenforceable, the parties agree that the court making such determination shall have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision; provided, however, that the parties shall use
                                 --------  -------
reasonable efforts, including, but not limited to, the amendment of this Agreement, to ensure that this Agreement shall reflect as closely as practicable the intent of the parties hereto.

          Section 9.14    Specific Performance.  Each of the parties hereto
                          --------------------
acknowledges and agrees that the other party hereto would be irreparably damaged in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the parties hereto agrees that each shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions thereof in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction, in addition to any other remedy to which Nationwide or Allied may be entitled, at law, in equity or pursuant to this Agreement.

          Section 9.15    Survival of Certain Covenants.  The provisions of
                          -----------------------------
Section 2.6, Section 2.7, Section 6.7, Section 6.8, Section 6.9, Section 6.10 and Section 6.12 hereof shall survive the Effective Time.

          Section 9.16    Counting.  If the due date for any action to be taken
                          --------
under this Agreement (including, but not limited to, the delivery of notices) is not a Business Day, then such action shall be considered timely taken if performed on or prior to the next Business Day following such due date.

          Section 9.17    Service of Process.  Each party irrevocably consents
                          ------------------
to the service of process in any action or proceeding by mailing copies thereof by registered United States mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to Section 9.3 hereof. However, the foregoing shall not limit the right of a party to effect service of process on the other party by any other legally available method.

          Section 9.18    Interpretation.
                          --------------

          (a) When a reference is made in this Agreement to a section or article, such reference shall be to a section or article of this Agreement unless otherwise clearly indicated to the contrary.

          (b) Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation."

          (c) The words "hereof", "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified.

          (d) The plural of any defined term shall have a meaning correlative to such defined term, and words denoting any gender shall include all genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

          (e) A reference to any party to this Agreement or any other agreement or document shall include such party's successors and permitted assigns.

          (f) A reference to any legislation or to any provision of any legislation shall include any modification or re-enactment thereof, any legislative provision substituted therefor and all regulations and statutory instruments issued thereunder or pursuant thereto.

          (g) All references to "$" and dollars shall be deemed to refer to United States currency unless otherwise specifically provided.

          (h) The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such informa tion is to be made available.

          Section 9.19  Schedules.  The Allied Disclosure Schedule and the
                        ---------
Nationwide Disclosure Schedule shall each be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein. Any matter disclosed pursuant to the Allied Disclosure Schedule or the Nationwide Disclosure Schedule shall be deemed to be disclosed for all purposes under this Agreement but such disclosure shall not be deemed to be an admission or representation as to the materiality of the item so disclosed.

          IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of Nationwide and of Allied as of the date first above written.


                         NATIONWIDE MUTUAL INSURANCE COMPANY

                           /s/ Mark B. Koogler
                         By------------------------------------------------
                         Name: Mark B. Koogler
                         Title: Vice President and Associate General Counsel


                         ALLIED MUTUAL INSURANCE COMPANY

                           /s/ Douglas L. Andersen
                         By------------------------------------------------
                         Name: Douglas L. Andersen
                         Title: President and Chief Executive Officer

                                                                       EXHIBIT A

                      NATIONWIDE MUTUAL INSURANCE COMPANY

                     CERTIFICATE OF ASSUMPTION, MEMBERSHIP
                               AND PARTICIPATION

     You are hereby notified that Allied Mutual Insurance Company ("Allied") has, effective as of ___________ (the "Effective Time"), merged (the "Merger") with and into Nationwide Mutual Insurance Company ("Nationwide").

     From and after the Effective Time, all references in your policy with Allied are hereby changed to Nationwide. Nationwide has initially assumed all rights and duties under your policy.

     Nationwide is one insurance company in a large group of affiliated insurance companies called the Nationwide Insurance Enterprise (the "Enterprise"). Nationwide agrees that for as long as your policy remains continuously in force (including renewals or replacements thereof) from and after the Effective Time with an insurance company within the Enterprise that is authorized to transact property and casualty insurance or reinsurance business:

     A. Your policy shall have those voting rights within Nationwide as if it were a policy issued by Nationwide, as and to the extent provided under the Ohio Insurance Law and Nationwide's Articles of Incorporation;

     B. Your policy shall have those rights in the event of the liquidation, merger, consolidation, mutual holding company reorganization, demutualization or similar extraordinary transaction of Nationwide as if your policy had been continuously with Nationwide since the date of its initial issuance by Allied. Such rights shall not be reduced by reason of any policyholder dividend paid in respect of your policy in connection with the Merger.

     This Certificate shall continue in effect as long as your policy has been renewed or replaced, without a lapse in coverage, by any insurance company within the Enterprise that is authorized to transact property and casualty insurance or reinsurance business. This Certificate, as of the Effective Time, forms a part of and should be attached to your policy.

     IN WITNESS WHEREOF, Nationwide Mutual Insurance Company has caused this Certificate of Assumption, Membership and Participation to be duly signed and issued.


     ____________________                       _________________________
          Secretary                                     President